      As Filed with the Securities and Exchange Commission on July 11, 2002



                                                     Registration No. 333-90996


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CBRL GROUP, INC.
             (Exact name of registrant as specified in its charter)



         Tennessee                                                                                     62-1749513
         ---------                                                                                     ----------
 (State or other jurisdiction of                                                                    (I.R.S. Employer
 incorporation or organization)                                                                    Identification No.)
          Tennessee                           CRACKER BARREL OLD COUNTRY STORE, INC.                   62-0812904
          Tennessee                                   CPM MERGER CORPORATION                           62-1733492
          Tennessee                                  CBOCS DISTRIBUTION, INC.                          62-1663902
          Tennessee                                    CBOCS PARTNER I, LLC                            62-1802309
          Tennessee                                    CBOCS PARTNER II, LLC                           62-1802307
            Nevada                                       CBOCS WEST, INC.                              88-0373817
           Michigan                                    CBOCS MICHIGAN, INC.                            38-3324482
            Nevada                                      CBOCS SIERRA, INC.                             88-0373819
          Tennessee                                        CB MUSIC LLC                                62-1817222
            Nevada                                      ROCKING CHAIR, INC.                            88-0374202
           Colorado                                    GC MANAGEMENT COMPANY                           62-1832214
          Tennessee                                  LOGAN'S ROADHOUSE, INC.*                          62-1602074
          Tennessee                             LOGAN'S ROADHOUSE PROMOTIONS, INC.*                    62-1732597
            Texas                                 CBOCS TEXAS LIMITED PARTNERSHIP                      62-1802310
           Michigan                                  CBOCS GENERAL PARTNERSHIP                             N/A
        West Virginia                        LRI OF WEST VIRGINIA LIMITED PARTNERSHIP*                 62-1732596
        West Virginia                           LOGAN'S ROADHOUSE, INC. OF W. VA.*                     55-0754340
           Colorado                                LRI GIFT CARD MANAGEMENT CO.*                       32-0018893
            Texas                                LOGAN'S ROADHOUSE OF TEXAS, INC.*                     74-2902372
            -----                                ---------------------------------                     ----------
 (State or other jurisdiction of     (Exact names of guarantors as specified in their charters)     (I.R.S. Employer
 incorporation or organization)                                                                    Identification No.)

 * The address and telephone number of the principal executive offices of these guarantors is 3011 Armory Drive, Suite 300, Nashville, Tennessee 37204, (615) 885-9056.

                                                                                     James F. Blackstock
                                                                     Senior Vice President, General Counsel and Secretary
                                                                                       CBRL Group, Inc.
                   305 Hartmann Drive                                                 305 Hartmann Drive
                Lebanon, Tennessee 37087                                           Lebanon, Tennessee 37087
                     (615) 444-5533                                                    (615) 444-5533
  ---------------------------------------------------                ----------------------------------------------------
  (Address, including zip code, and telephone number,                (Address, including zip code, and telephone number,
       including area code, of registrant's and                           including area code, of agent for service)
       guarantors' principal executive offices)





                      Copy To: Christine L. Connolly, Esq.
                              Dinsmore & Shohl LLP
                        Bank of America Plaza, Suite 1100
                               414 Union Street
                           Nashville, Tennessee 37219

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
      TITLE OF EACH CLASS                                   PROPOSED MAXIMUM          PROPOSED MAXIMUM
      OF SECURITIES TO BE            AMOUNT TO BE            OFFERING PRICE              AGGREGATE                 AMOUNT OF
          REGISTERED                REGISTERED (1)            PER LYON (2)           OFFERING PRICE (2)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Liquid Yield Option(TM) Notes due    $422,050,000                 $409.30               $172,745,065.00             $15,892.55
2032 (Zero Coupon-Senior)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value               4,582,788(3)
$0.01 per share)                                                    ----                      ----                     ----
-----------------------------------------------------------------------------------------------------------------------------------
Guarantees of LYONs                       (4)                       ----                      ----                     ----
===================================================================================================================================

(TM)Trademark of Merrill Lynch & Co., Inc.

(1)      Amount represents principal amount at maturity.


(2) Estimated solely for the purpose of determining the registration fee based on the issue price per LYON on April 3, 2002; the registrant previously paid the filing fee in full in connection with its filing of the initial registration statement on June 21, 2002.


(3) Includes the shares of common stock initially issuable upon conversion of the LYONs at the rate of 10.8584 shares of common stock per $1,000 principal amount at maturity of LYONs. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall also include an indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the LYONs by reason of adjustment of the conversion price or upon redemption, in each case in certain circumstances outlined in the prospectus. See "Description of LYONs--Conversion Rights." There is no separate filing fee under Rule 457(i) of the Securities Act.
(4) The LYONs currently are guaranteed by the subsidiaries of CBRL Group, Inc. listed above. There is no filing fee under Rule 457(n) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                CBRL GROUP, INC.

                            -----------------------

          Liquid Yield Option(TM) Notes due 2032 (Zero Coupon-Senior)
                             and Related Guarantees
                        4,582,788 Shares of Common Stock

                            -----------------------

         This prospectus relates to $422,050,000 aggregate principal amount at maturity of Liquid Yield Option(TM) Notes due 2032 (Zero Coupon-Senior) (the "LYONs") of CBRL Group, Inc. held by certain selling securityholders, and the related guarantees of the LYONs by each domestic subsidiary of CBRL, including any person that becomes a domestic subsidiary. These subsidiaries will, subject to certain conditions, guarantee the LYONs on an unsecured senior basis so long as any domestic subsidiary guarantees any indebtedness or obligation of CBRL. The LYONs may be sold from time to time by or on behalf of the selling securityholders named in this prospectus or in supplements to this prospectus.

         This prospectus also relates to 4,582,788 shares of our common stock issuable upon conversion of the LYONs held by certain selling securityholders, plus such additional indeterminate number of shares as may become issuable upon conversion of the LYONs by reason of adjustment to the conversion price in certain circumstances.

         The selling securityholders may sell all or a portion of the LYONs in market transactions, negotiated transactions or otherwise and at prices which will be determined by the prevailing market price for the LYONs or in negotiated transactions. The selling securityholders also may sell all or a portion of the shares of common stock from time to time on the Nasdaq National Market, in negotiated transactions or otherwise, and at prices which will be determined by the prevailing market price for the shares or in negotiated transactions. The selling securityholders will receive all of the proceeds from the sale of the LYONs and the common stock. We will not receive any proceeds from the sale of LYONs or common stock by the selling securityholders.


         Our common stock is traded on the Nasdaq National Market under the symbol "CBRL". On July 10, 2002, the last reported bid price of our common stock on the Nasdaq National Market was $28.13.


         WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE SECURITIES, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

-------------------

(TM)Trademark of Merrill Lynch & Co., Inc.



         The date of this prospectus is July 11, 2002.

                                             TABLE OF CONTENTS

Where You Can Find More Information..................................................................................i
Incorporation Of Certain Documents By Reference.....................................................................ii
Special Note Regarding Forward-Looking Statements..................................................................iii
Summary..............................................................................................................1
Risk Factors.........................................................................................................7
Use Of Proceeds.....................................................................................................12
Price Range And Dividend History Of Our Common Stock................................................................13
Capitalization......................................................................................................14
Selected Historical Consolidated Financial Data.....................................................................15
Selling Securityholders.............................................................................................17
Plan Of Distribution................................................................................................21
Description Of Lyons................................................................................................23
Description Of Our Revolving Credit Facility........................................................................42
Description Of Our Capital Stock....................................................................................42
Certain United States Federal Income Tax Consequences...............................................................45
Erisa Considerations................................................................................................50
Legal Matters.......................................................................................................51
Experts.............................................................................................................51




                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended. We also have filed with the SEC a registration statement on Form S-3 to register the LYONs, the related guarantees and the underlying common stock. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about CBRL and the securities offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy this information at the following locations of the SEC:


         Public Reference Room             North East Regional Office           Midwest Regional Office
         450 Fifth Street, N.W.            233 Broadway                         500 West Madison Street
         Room 1024                         New York, New York 10279             Suite 1400
         Washington, D.C. 20549                                                 Chicago, Illinois 60661


         You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

         The SEC also maintains an internet web site that contains reports, proxy statements and other information about issuers, like CBRL, that file electronically with the SEC. The address of that site is www.sec.gov.

         You should rely only on the information contained or incorporated by reference in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We are "incorporating by reference" into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously have filed with the SEC. These documents contain important information about us and our finances.

         CBRL SEC FILINGS (FILE NO. 000-25225)         PERIOD
         -------------------------------------         ------
         Annual Report on Form 10-K                    Fiscal Year Ended August 3, 2001
         Quarterly Reports on Form 10-Q                Quarterly Periods Ended November 2, 2001,
                                                       February 1, 2002 and  May 3, 2002

         This prospectus also incorporates by reference the description of our common stock set forth under "Description of Capital Stock of the Company and the Holding Company" contained in our Registration Statement on Form S-4, filed August 28, 1998, as amended by Amendment No. 1 thereto, filed October 5, 1998, and as amended by Amendment No. 2 thereto, filed October 9, 1998 (File No. 333-62469) (as incorporated by reference under "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A, filed December 30, 1998), and any amendments or reports filed for the purpose of updating that description.

         All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from the date of this prospectus to the end of the offering of the LYONs and common stock shall also be deemed to be incorporated by reference into this prospectus and automatically will update information in this prospectus.

         You may request a copy of these filings, at no cost, by writing or calling CBRL at the following address or telephone number:

        Corporate Secretary
        CBRL Group, Inc.
        P.O. Box 787
        305 Hartmann Drive
        Lebanon, Tennessee 37088-0787
        (615) 444-5533.

         Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this document.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Except for specific historical information, many of the matters discussed in this prospectus and contained in the documents incorporated by reference may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these statements. All forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "assumptions", "target", "guidance", "plan", "may", "will", "would", "could", "should", "expect", "intend", "estimate", "anticipate", "believe", "potential" or "continue" (or the negative of each of these terms) or similar terminology. Factors which will affect actual results, include, but are not limited to:

         - adverse general economic conditions including uncertain consumer confidence effects on sales;

         -        the actual results of pending or threatened litigation;

         -        the effects of negative publicity;

         - legal rulings, changes in legal interpretations or implementation of additional governmental or regulator rules and regulations affecting taxes, accounting, wage and hour matters, health and safety, pensions and insurance;

         -        weather conditions and customer travel activity;

         - the effects of plans intended to improve operational execution and performance;

         - the effects of increased competition at our locations on sales and on labor recruiting, cost and retention;

         - the ability of and cost to us to recruit, train and retain qualified restaurant hourly and management employees;

         - our ability to identify successful new lines of retail merchandise;

         - the availability and costs of acceptable sites for development;

         - the acceptance of our concepts as we continue to expand into new markets and geographic regions;

         -        changes in interest rates affecting our financing costs;

         - commodity, workers' compensation, group health and utility price increases;

         - practical or psychological effects of terrorist acts or military or government responses;

         - other undeterminable areas of government or regulatory actions or regulations;

         - disruptions due to labor stoppages, strikes or slowdowns, or other disruptions, involving our vendors or the transportation and handling industries; and

         - other factors described from time to time in our filings with the SEC and press releases, and other communications.

         We do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. We have no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions "Risk Factors" in this document, "Management's Discussion and Analysis of Financial Conditions and Results of Operations" of our fiscal year 2002 reports on Form 10-Q and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our most recent annual report on Form 10-K, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

         We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict these new risk factors, nor can it assess the impact, if any, of those new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

                                     SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, AS WELL AS THE INFORMATION INCORPORATED BY REFERENCE, BEFORE MAKING AN INVESTMENT DECISION.

CBRL GROUP, INC.

         We are a holding company that, through our subsidiaries, is engaged in the operation and development of the Cracker Barrel Old Country Store(R), or Cracker Barrel, restaurant and retail concept and the Logan's Roadhouse(R), or Logan's, restaurant concept.

CRACKER BARREL OLD COUNTRY STORE


         As of July 10, 2002, we operated 456 Cracker Barrel full service "country store" restaurants and gift shops in 41 states, primarily the southeast, midwest, mid-atlantic and southwest regions of the United States. Stores are located primarily along interstate highways, although 12 stores are located at "tourist destinations" and 33 other stores are at locations that are neither a tourist destination nor an interstate location. The restaurants serve breakfast, lunch and dinner between the hours of 6:00 a.m. and 10:00 p.m. (11:00 p.m. on Fridays and Saturdays) and feature home style country cooking prepared on the premises from Cracker Barrel's own recipes using quality ingredients and emphasizing authenticity. Menu items are moderately priced and include country ham, chicken, fish, roast beef, beans, turnip greens, vegetable plates, salads, sandwiches, pancakes, eggs, bacon, sausage and grits. The restaurants do not serve alcoholic beverages. The stores are constructed in a rustic, country store design and feature a separate retail area offering a wide variety of decorative and functional items, specializing in hand-blown glassware, cast iron cookware, toys, apparel, rocking chairs and wood crafts as well as various old fashioned candies, jellies and other foods. Cracker Barrel stores are intended to appeal to both the traveler and the local customer. The average restaurant check per customer for fiscal 2001 was $7.19. Cracker Barrel was ranked as the top family dining chain for the twelfth consecutive year in the 2002 Restaurants & Institutions magazine "Choice in Chains" annual customer survey. We opened 15 new Cracker Barrel units in fiscal 2001, 19 Cracker Barrel units to date in fiscal 2002 and plan to open 1 new Cracker Barrel unit during the remainder of fiscal 2002. As of July 10, 2002, 342 of our Cracker Barrel units were owned by us and 114 were leased.


LOGAN'S ROADHOUSE


         As of July 10, 2002, we operated 84 Logan's Roadhouse restaurants and franchised an additional 12 Logan's restaurants. Logan's restaurants are located in 17 states primarily in the southeast and midwest. Logan's restaurants feature steaks, ribs, chicken and seafood dishes served in a distinctive atmosphere reminiscent of an American roadhouse of the 1940s and 1950s. Logan's serves lunch and dinner between the hours of 11:00 a.m. and 10:00 p.m. (11:00 p.m. on Fridays and Saturdays). The Logan's concept is designed to appeal to a broad range of customers by offering generous portions of moderately-priced, high quality food in a very casual, relaxed dining environment that is lively and entertaining. The fun atmosphere is enhanced by display cooking of grilled items and complimentary peanuts, which the guests are encouraged to enjoy and let the shells fall on the floor. The restaurants offer full bar service, with alcoholic beverages representing approximately 9% of Logan's total revenue in fiscal 2001. The average check per customer for fiscal 2001 was $11.40. We opened 13 new Logan's restaurants in fiscal 2001 and planned and have opened a total of 9 new Logan's restaurants during fiscal 2002. As of July 10, 2002, 47 of our company-operated Logan's restaurants were company owned and 37 were leased.

         Our principal offices are located at 305 Hartmann Drive, P.O. Box 787, Lebanon, Tennessee, 37088-0787. Our telephone number is (615) 444-5533.

                                  THE OFFERING

         This prospectus covers the sale of $422,050,000 aggregate principal amount at maturity of LYONs and 4,582,788 shares of our common stock, along with the related guarantees of the LYONs by our subsidiaries, plus an indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the LYONs by reason of adjustment to the conversion price or upon redemption, in each case in certain circumstances described in this prospectus.

         We issued and sold $367,000,000 aggregate principal amount at maturity of LYONs on April 3, 2002 in a private offering to Merrill Lynch & Co. as the initial purchaser. On April 9, 2002, upon exercise of its overallotment option by Merrill Lynch & Co., we issued and sold to Merrill Lynch & Co., as the initial purchaser, an additional $55,050,000 aggregate principal amount at maturity of LYONs. These LYONs were simultaneously resold by the initial purchaser in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act).

         The shares of common stock may be offered by the selling securityholders following the conversion of the LYONs.

                                                      TERMS OF THE LYONS

LYONs................................   $422,050,000 aggregate principal amount at maturity of LYONs due April 3, 2032.  We will not pay interest on the LYONs prior to maturity unless contingent interest becomes payable.  Each LYON was issued at a price of $409.30 per LYON and has a principal amount at maturity of $1,000.

Maturity of LYONs....................   April 3, 2032.

Yield to Maturity of LYONs...........   3.0% per year, computed on a semiannual bond equivalent basis and calculated from April
                                        3, 2002 excluding any contingent interest.

Ranking..............................   The LYONs are unsecured senior obligations of CBRL and will be equal in right of payment to all existing and future unsecured and unsubordinated indebtedness of CBRL.

Guarantees...........................   Each domestic subsidiary of CBRL, including any person that becomes a domestic subsidiary, will guarantee the LYONs on an unsecured senior basis so long as any domestic subsidiary is a guarantor of any indebtedness or obligation of CBRL. As of the date hereof, all of CBRL's subsidiaries are domestic subsidiaries and guarantors of the
                                        LYONs. Each guarantee of a guarantor will be equal in right of payment to all existing and future unsecured and unsubordinated indebtedness of such guarantor.

                                            As of May 3, 2002, the guarantors had an aggregate of $22,569,604 of senior indebtedness outstanding (other than guarantees of the LYONs) substantially all of which represented guarantees of borrowings under our revolving credit facility. In addition, the guarantors have secured intercompany indebtedness, which is effectively senior to the guarantees by such guarantors of the LYONs to the extent of the assets securing that indebtedness. See "Risk Factors" and
                                            "Description of Our Revolving Credit Facility."

 Original Issue Discount................    The LYONs were issued at an issue price significantly below the principal amount at maturity of the LYONs. The difference between the issue price and the principal amount at maturity of a LYON is referred to as original issue discount. This original issue discount accrues daily at a rate of 3.0% per year beginning April 3, 2002, calculated on a semiannual bond equivalent basis, using a 360-day year comprised of twelve 30-day months. The accrual of imputed interest income, also referred to as tax original issue discount, as calculated for United States federal income tax purposes will exceed the accrued original issue discount.  See "Certain United States Federal Income Tax
                                            Consequences--Accrual of Interest on the LYONs."

 Conversion Rights......................    For each LYON surrendered for conversion, if the conditions for conversion are satisfied, a holder will receive 10.8584 shares of our common stock. The conversion rate will be adjusted for certain reasons specified in the indenture, but will not be adjusted for accrued original issue discount. Instead, accrued original issue discount will be deemed paid by the shares of common stock received by the holder on conversion.

                                            Holders may surrender LYONs for conversion into shares of common stock in any fiscal quarter commencing after August 2, 2002, if, as of the last day of the preceding fiscal quarter, the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter is more than a specified percentage of the accreted conversion price per share of common stock on the last day of such preceding fiscal quarter. The specified percentage begins at
                                            120% and declines .08474% per quarter thereafter to approximately 110% on the last day of the quarter ending January 30, 2032. The accreted conversion price per share of common stock as of any day will equal the issue price of a LYON plus the accrued original issue discount to that day, divided by the number of shares of common stock issuable upon a conversion of a LYON on that day.

                                            Holders also may surrender a LYON for conversion during any period in which the credit rating assigned to the LYONs by either Moody's or Standard & Poor's is
                                            Ba3 or BB-, respectively, or lower.

                                           LYONs or portions of LYONs in integral multiples of $1,000 principal amount at maturity called for redemption may be surrendered for conversion until the close of business on the second business day prior to the redemption date. In addition, if we make a significant distribution to our stockholders or if we are a party to certain consolidations, mergers or binding share exchanges,
                                           LYONs may be surrendered for conversion as provided in "Description of LYONs --
                                           Conversion Rights." See also "Certain United States Federal Income Tax
                                           Consequences."

   Contingent Interest..................   We will pay contingent interest to the holders of LYONs during any six-month period from
                                           April 4 to October 3 and from October 4 to April 3, commencing after April 3, 2007 if the average market price of a LYON for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the sum of the issue price and accrued original issue discount for such LYON to the day immediately preceding the relevant six-month period.

                                           The amount of contingent interest payable per LYON will equal 0.125% of the average market price of a LYON for the measurement period referred to above.

                                           Contingent interest, if any, will accrue and be payable to holders of LYONs as of the 15th day preceding the last day of the relevant six-month period. Such payments will be paid on the last day of the relevant six-month period. The original issue discount will continue to accrue at the yield to maturity whether or not contingent interest is paid.

   Tax Original Issue Discount..........   The LYONs will be debt instruments subject to the United States federal income tax contingent payment debt regulations. You should be aware that, even if we do not pay any cash interest (including any contingent interest) on the LYONs, you will be required to include interest in your gross income for United States federal income tax purposes.
                                           This imputed interest, also referred to as tax original issue discount, will accrue at a rate equal to 7.32% per year, computed on a semiannual bond equivalent basis, which represents the estimated yield on our noncontingent, nonconvertible, fixed-rate debt with terms otherwise similar to the LYONs. The rate at which the tax original issue discount will accrue for United States federal income tax purposes will exceed the stated yield of 3.0% for the accrued original issue discount.

                                           You also will recognize gain or loss on the sale, exchange, conversion or redemption of a LYON in an amount equal to the difference between the amount realized on the sale, exchange, conversion or redemption, including the fair market value of any common stock


                                           received upon conversion or otherwise, and your adjusted tax basis in the LYON.
                                           Any gain recognized by you on the sale, exchange, conversion or redemption of a
                                           LYON generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See "Certain United States Federal Income Tax Consequences."

   Sinking Fund.........................   None.

   Redemption of LYONs at the
   Option of CBRL.......................   We may redeem for cash all or a portion of the LYONs at any time on or after April 3,
                                           2007 at the redemption prices set forth in this prospectus. See "Description of LYONs--
                                           Redemption of LYONs at the Option of CBRL."

   Purchase of LYONs at the Option
   of the Holder........................   Holders may require us to purchase all or a portion of their LYONs on the following dates at the following prices:

                                           - on April 3, 2005, for a price equal to $447.55 per LYON;
                                           - on April 3, 2007, for a price equal to $475.01 per LYON;
                                           - on April 3, 2012, for a price equal to $551.27 per LYON;
                                           - on April 3, 2017, for a price equal to $639.77 per LYON;
                                           - on April 3, 2022, for a price equal to $742.47 per LYON; and
                                           - on April 3, 2027, for a price equal to $861.67 per LYON.

                                           We may choose to pay the purchase price in cash or in shares of our common stock or in a combination of cash and shares of our common stock. See
                                           "Description of LYONs -- Purchase of LYONs at the Option of the Holder."

   Change in Control....................   Upon a change in control of CBRL occurring on or before April 3, 2007 each holder may require us to repurchase all or a portion of the holder's LYONs for cash at a price equal to 100% of the issue price for those LYONs plus accrued original issue discount to the date of repurchase. See "Description of LYONs-- Change in Control Requires
                                           Purchase of LYONs by CBRL at the Option of the Holder."

   Optional Conversion to Semiannual
   Coupon Notes Upon Tax Event..........   After the occurrence of a tax event, as defined below, we will have the option to convert the LYONs to notes on which we will pay interest in cash semiannually. In such cases, interest will accrue at a rate of 3.0% per year on a restated principal amount equal to the issue price of the LYONs plus accrued original issue discount to the option exercise date. Interest will be computed on the basis of a 360-day year of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the option exercise date. In such event, the redemption

                                       5

                                            price, purchase price and change in control purchase price will be adjusted, and no future contingent interest will be paid on the LYONs. Exercise of this option by us will not affect a holder's conversion rights. See "Description of
                                            LYONs -- Optional Conversion to Semiannual Coupon Notes Upon Tax Event."


   Use of Proceeds......................    The selling securityholders will receive all of the net proceeds from the sale of the securities sold under this prospectus. We will not receive any of the proceeds from sales by the selling securityholders of the offered securities.

   DTC Eligibility......................    The LYONs were issued in book-entry form and are represented by permanent global certificates deposited with a custodian for and registered in the name of a nominee of
                                            DTC in New York, New York. Beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. See "Description of LYONs--
                                            Book-Entry System."

   Registration Rights..................    Under the registration rights agreement, dated as of April 3, 2002, between Merrill
                                            Lynch & Co., us and the guarantors, we have agreed to use reasonable efforts to cause a shelf registration statement to become effective within 180 days after the date of original issuance  of the LYONs. We are required to keep the shelf registration statement effective until the earlier of (i) the sale pursuant to the shelf registration statement of all the LYONs and the shares of common stock issuable upon conversion of the LYONs or (ii) the expiration of the holding period applicable to such securities held by non-affiliates of CBRL under Rule 144(k) under the Securities Act, or any successor provision, subject to certain permitted exceptions. See "Description of LYONs-- Registration Rights."

   Trading..............................    We do not intend to list the LYONs on any national securities exchange. However, the
                                            LYONs are eligible for trading on PORTAL. The LYONs are new securities for which there is currently no public market. Our common stock is traded on the Nasdaq National Market under the symbol "CBRL."

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING DISCUSSION OF RISKS WITH THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE PURCHASING THE LYONS AND OUR COMMON STOCK.

                           RISKS RELATED TO THE LYONS

AN ACTIVE TRADING MARKET FOR LYONS MAY NOT DEVELOP.

         The LYONs are a new issue of securities for which there is currently no public market and no active trading market might ever develop. We cannot assure you that an active trading market for the LYONs will develop or as to the liquidity or sustainability of any such market, your ability to sell your LYONs, or the price at which you will be able to sell your LYONs. Future trading prices of the LYONs will depend on many factors, including, among other things, prevailing interest rates, our operating results, the market price of our common stock and the market for similar securities. In addition, your right to convert LYONs into shares of our common stock is subject to conditions, described herein, which, if not satisfied, could result in you receiving less than the value of the common stock into which a LYON is otherwise convertible. This contingent conversion feature could adversely affect the value of and trading prices for the LYONs.

WE MAY NOT HAVE THE ABILITY TO PURCHASE LYONS AT THE OPTION OF THE HOLDERS OR TO RAISE THE FUNDS NECESSARY TO FINANCE THE PURCHASES.

         Upon the occurrence of certain specific kinds of change in control events occurring on or before April 3, 2007, we will be required to offer to purchase all outstanding LYONs. A change in control under the terms of the LYONs would be a default under the terms of our existing revolving credit facility. As a result, the lenders under our revolving credit facility could accelerate that indebtedness causing an event of default under the LYONs. We may not purchase LYONs at the option of holders upon a change in control if there has occurred and is continuing an event of default with respect to the LYONs, other than a default in the payment of the change in control purchase price with respect to the LYONs. See "Description of LYONs -- Change in Control Requires Purchase of LYONs by CBRL at the Option of the Holder."

         The terms of any future indebtedness also may restrict our ability to purchase LYONs upon a change in control or if we are required to purchase LYONs at the option of the holder. As a result we would have to seek the consent of the lenders or repay those borrowings. If we were unable to obtain the necessary consent or unable to repay those borrowings, we would be unable to purchase the LYONs and, as a result, would be in default under the LYONs.

         In addition, it is possible that, if there is a change in control or if we are required to purchase the LYONs at the option of the holder, we will not have sufficient funds at that time to make the required purchase of LYONs and we may be unable to raise the funds necessary. See "Description of LYONs -- Purchase of LYONs at the Option of the Holder" and "-- Change in Control Requires Purchase of LYONs by CBRL at the Option of the Holder."

YOU SHOULD CONSIDER THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF OWNING LYONS.

         The LYONs will be characterized as indebtedness of ours for United States federal income tax purposes. Accordingly, you will be required to include, in your income, interest with respect to the LYONs.

         The LYONs will constitute contingent payment debt instruments. As a result, you will be required to include amounts in income, as ordinary income, in advance of the receipt of the cash attributable the LYONs. The amount of interest income required to be included by you for each year will be in excess of the yield to maturity of the LYONs. You will recognize gain or loss on the sale, exchange, conversion or redemption of a LYON in an amount equal to the difference between the amount realized on the sale, exchange, conversion or redemption, including the fair market value of any common stock received upon conversion or otherwise, and your adjusted tax basis in the LYON. Any gain recognized by you on the sale, exchange, conversion or redemption of a LYON generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. A summary of the United States federal income tax consequences of ownership of the LYONs is described in this prospectus under the heading "Certain United States Federal Income Tax Consequences."

THE LYONS AND THE SUBSIDIARY GUARANTEES WILL BE UNSECURED AND EFFECTIVELY SUBORDINATED TO ANY OF OUR SECURED DEBT TO THE EXTENT OF THE VALUE OF THE ASSETS SECURING SUCH DEBT; THE LYONS, IN CERTAIN OTHER CIRCUMSTANCES, MAY EFFECTIVELY BE SUBORDINATED TO ANY EXISTING AND FUTURE LIABILITIES OF CBRL OR THOSE OF OUR SUBSIDIARIES.

         The LYONs and subsidiary guarantees will not be secured by any of our assets or those of our subsidiaries. As a result, the LYONs and the guarantees effectively will be subordinated to our and our subsidiaries' existing and future secured debt, respectively, to the extent of the value of the assets securing that debt. In any liquidation, bankruptcy or other similar proceeding, the holders of our secured debt or the secured debt of any guarantor subsidiaries may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the LYONs. As a result, there may not be sufficient remaining assets to pay amounts due on the LYONs.

         In addition, the LYONs effectively will be subordinated to all existing and future liabilities, including claims with respect to trade payables, of any subsidiary which is not a guarantor of the LYONs. Although all of our existing subsidiaries will be guarantors of the LYONs, any non-domestic subsidiaries would not be required to guarantee the LYONs. In the future, we may have non-domestic subsidiaries.

         Furthermore, if we fail to deliver our common stock upon conversion of a LYON and thereafter become the subject of bankruptcy proceedings, a holder's claim for damages arising from such failure could be subordinated to all of our and our subsidiaries' existing and future obligations.

WE ARE A HOLDING COMPANY AND DEPEND UPON THE EARNINGS OF OUR SUBSIDIARIES TO SERVICE OUR DEBT.

         We are a holding company and conduct our operations through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the LYONs, depends upon the earnings of our subsidiaries and the payment to us by our subsidiaries of funds through dividends, loans or advances. Our subsidiaries' ability to make any such dividends, loans or advances to us may be subject to legal and contractual restrictions.

OUR REVOLVING CREDIT FACILITY IMPOSES RESTRICTIONS ON US THAT MAY RESTRICT OUR ABILITY TO OPERATE OUR BUSINESS THAT, IN TURN, COULD IMPAIR OUR ABILITY TO REPAY OUR OBLIGATIONS UNDER THE LYONS.

         Our revolving credit facility requires us to maintain specified financial ratios. In addition, the revolving credit facility contains covenants that restrict, among other things, our ability to dispose of assets, incur or guarantee obligations, create liens on assets, engage in mergers or consolidations, engage in certain transactions with subsidiaries or affiliates, or make investments, loans or advances. In the future, we may have other indebtedness with similar covenants. Our ability to comply with these covenants may be affected by events beyond our control and we cannot assure you that we will satisfy those requirements. A failure to comply with any of these provisions could lead to an event of default under the revolving credit facility or any future indebtedness with similar covenants, which could result in all amounts outstanding to be declared immediately due and payable.

THE SUBSIDIARY GUARANTEES MAY RAISE FRAUDULENT TRANSFER ISSUES, WHICH COULD IMPAIR THE ENFORCEABILITY OF THE SUBSIDIARY GUARANTEES.

         Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void any subsidiary guarantee if it found, among other things, that the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor:

         - was insolvent or was rendered insolvent because of the guarantee and the application of proceeds of the LYONs or the guarantee;

         - was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

         - intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to service those debts or contingent liabilities as they become due.

         We cannot be sure as to the standard that a court would use to make this determination. A guarantee also could be subject to the claim that, because the guarantee was incurred for the benefit of CBRL, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. If a court voided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, holders of the LYONs would cease to have a claim against that guarantor and would be solely creditors of CBRL and any other remaining guarantors. As a consequence, the LYONs effectively would be subordinated to the liabilities of that guarantor.

YOUR CLAIM AGAINST US WILL BE LIMITED IF A BANKRUPTCY PROCEEDING IS COMMENCED AGAINST US OR A GUARANTOR.

         If a bankruptcy proceeding is commenced against us or a guarantor, your claim is limited, under Title 11 of the United States Code, to the issue price of the LYONs plus that portion of the original issue discount that has accrued from the date of issue to the commencement of the proceeding.

                          RISKS RELATED TO OUR COMPANY

THE RESTAURANT INDUSTRY IS HIGHLY COMPETITIVE.

         All aspects of the restaurant business are highly competitive. Price, restaurant location, food quality, labor availability and cost, service, attractiveness of facilities and effectiveness of marketing and advertising programs are important aspects of competition. The competitive environment is often affected by factors beyond our management's control, including changes in the public's taste and eating habits that, from time to time, are affected by health-related concerns about particular food products, which could adversely affect our business. We compete with a wide variety of restaurants, ranging from fast-food chains to national and regional full-service restaurant chains to locally owned restaurants. Competition from other restaurant chains typically represents the more important competitive influence, principally because of their significant marketing and financial resources.

FOOD SERVICE AND RETAIL BUSINESSES MAY BE ADVERSELY AFFECTED BY CHANGES IN CUSTOMER TASTES, ECONOMIC CONDITIONS AND DEMOGRAPHIC TRENDS, AS WELL AS OTHER FACTORS BEYOND OUR CONTROL.

         Food service and retail businesses are often adversely affected by changes in:

         -        consumer tastes;

         - international, national, regional and local economic conditions; and

         -        demographic trends.

         The performance of individual restaurants or multi-unit restaurant chains also may be adversely affected by factors such as:

         -        traffic patterns;

         -        regional weather conditions;

         -        demographic considerations; and

         -        the type, number and location of competing restaurants.

OUR BUSINESS IS SEASONAL.

         Historically, our highest sales and profits have occurred during the period of June through August. Early December through the end of February, excluding the Christmas holidays, has historically been the period of lowest sales and profits although retail revenues historically have been seasonally higher between Thanksgiving and Christmas. Therefore, the results of operations for the quarter and nine-month period ended May 3, 2002 cannot be considered indicative of the operating results for the full fiscal year. Additionally, severe weather, storms and similar conditions may affect sales volumes seasonally in some operating regions.

WE FACE THE RISK OF INCREASING LABOR COSTS THAT COULD ADVERSELY AFFECT OUR CONTINUED PROFITABILITY.

         We are dependent upon an available labor pool of unskilled and semi-skilled employees, many of whom are hourly employees whose wages are based on the federal or state minimum wage. Numerous proposals have been made on state and federal levels to increase minimum wage levels. A significant number of our employees are paid at rates tied to the federal minimum wage, and because we have over 55,000 employees, an increase in the minimum wage would significantly increase our labor costs. A shortage in the labor pool or other general inflationary pressures or changes also could increase labor costs. Labor costs could also increase with the costs of benefits, such as group health benefit plans and other labor-related costs such as worker's compensation insurance (which the company self-insures to a large extent) and payroll taxes. An increase in labor costs could have a material adverse effect on us and our results of operations, and could decrease our profitability and cash available to service our debt obligations if we are unable to recover these increases by raising the prices we charge our customers.

WE ARE VULNERABLE TO FLUCTUATIONS IN THE COST, AVAILABILITY AND QUALITY OF OUR INGREDIENTS WE USE TO PREPARE OUR FOOD.

         The cost, availability and quality of the ingredients we use to prepare our food are subject to a range of factors, many of which are beyond our control. Fluctuations in economic conditions, weather and demand could adversely affect the availability and cost of our ingredients. We require fresh produce, dairy products and meat, and therefore are subject to the risk that shortages or interruptions in supply of these food products could develop. All of these factors could adversely affect us and our results of operations. We have no control over fluctuations in the price of commodities and we cannot assure you that we will be able to pass through any cost increases to our customers.

WE FACE THE RISK OF ADVERSE PUBLICITY AND LITIGATION.

         From time to time, we may be the subject of complaints or litigation from guests alleging illness, injury or other food quality, health, discrimination, or operational concerns. We also face the risk of litigation and adverse publicity in our Logan's restaurants arising out of our service of alcoholic beverages. We may be materially adversely affected by publicity resulting from these allegations, regardless of whether the allegations are valid or whether we are liable. In addition, employee claims against us based on, among other things, discrimination, harassment or wrongful termination may divert our financial and management resources that would otherwise be used to benefit the future performance of our operations.

         Presently, Cracker Barrel is a defendant in four significant pending lawsuits, two of which allege failure to properly pay minimum wage or overtime compensation to hourly employees, one of which has been provisionally certified as a collective action, and two others which allege racial discrimination. We have established a reserve of $3.5 million for potential liability with respect to the lawsuit that has been provisionally certified as a collective action. Except for that reserve, we have not made any other provision for potential liability in our financial statements with respect to these lawsuits. We believe we have significant defenses to the allegations made in these lawsuits and we are vigorously defending these actions. In the event of an unfavorable result in any of these cases, our results of operation and financial condition could be materially and adversely affected.

         We have been subject to claims in the past, and although these claims have not historically had a material impact on our operations, a significant increase in the number of claims, an increase in the number of successful claims or class certification of such claims could materially adversely affect us and our results of operations.

WE DEPEND ON KEY PERSONNEL FOR OUR SUCCESS.

         We believe that our success is largely dependent on the abilities and experience of our senior management team. The loss of services of one or more of these senior executives could adversely affect our ability to effectively manage our overall operations or successfully execute current or future business strategies, either of which could have a material adverse effect on us and our results of operations.

WE FACE RISKS ASSOCIATED WITH ENVIRONMENTAL REGULATION.

         Under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on or in the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. Although we are not aware of any material environmental conditions that require remediation by us under federal, state or local law at our properties, we have not conducted a comprehensive environmental review of our properties or operations and no assurance can be given that we have identified all of the potential environmental liabilities at our properties or that such liabilities would not have a material adverse effect on us and our financial condition.

WE FACE RISKS ASSOCIATED WITH GOVERNMENT REGULATION.

         Each of our restaurants is subject to licensing and regulation by the health, sanitation, safety, building and fire agencies of the respective states and municipalities in which the restaurant is located. Our Logan's restaurants also are subject to various alcohol-related licensing and regulation. A failure to comply with one or more regulations could result in the imposition of sanctions, including the closing of facilities for an indeterminate period of time, or third-party litigation, any of which could have a material adverse effect on us and the results of our operations.

         Additionally, a number of states restrict highway signage. Since many of our restaurants are located on the interstate highway system, our business is highly related to highway travel. Thus, signage restrictions or loss of existing signage could affect our visibility and ability to attract customers.

OBTAINING SOME OF OUR RETAIL PRODUCTS EXPOSES US TO RISKS ASSOCIATED WITH FOREIGN IMPORTS.

         Our future operating results as they relate to the retail operations in our Cracker Barrel units depend on products that are or may be manufactured in a number of foreign countries. Because we depend on foreign sourcing for these products, our results of operations may be materially affected by:

         -        fluctuating currency exchange rates;

         -        foreign government regulations;

         -        foreign exchange control regulations;

         -        import/export restrictions;

         -        foreign economic instability;

         -        political instability;

         - disruptions due to labor stoppages, strikes or slowdowns, or other disruptions, involving our vendors or the transportation and handling industries;

         - adverse exchange movement of the U.S. dollar versus foreign currency; and

         - tariffs, trade barriers and other trade restrictions by the U.S. government on products or components shipped from foreign sources.

PROVISIONS OF OUR CHARTER, TENNESSEE LAW AND OUR SHAREHOLDER RIGHTS PLAN MAY DISCOURAGE POTENTIAL ACQUIRORS OF OUR COMPANY, WHICH COULD ADVERSELY AFFECT THE VALUE OF OUR COMMON STOCK.

         Our charter documents contain provisions that may have the effect of making it more difficult for a third party to acquire or attempt to acquire control of CBRL. In addition, we are subject to certain provisions of Tennessee law that limit, in some cases, our ability to engage in certain business combinations with significant shareholders. Also, our shareholder rights plan may inhibit accumulations of substantial amounts of our common stock without the approval of our board of directors.

         These provisions, either alone, or in combination with each other, give our current directors and executive officers a substantial ability to influence the outcome of a proposed acquisition of CBRL. These provisions would apply even if an acquisition or other significant corporate transaction was considered beneficial by some of our shareholders. If a change in control or change in management is delayed or prevented by these provisions, the market price of our common stock could decline. See "Description of Our Capital Stock."

                                 USE OF PROCEEDS

         The selling securityholders will receive all of the proceeds from the sale of the securities sold under this prospectus. We will not receive any of the proceeds from sales by the selling securityholders of the offered securities.

              PRICE RANGE AND DIVIDEND HISTORY OF OUR COMMON STOCK

         Our common stock is traded on the Nasdaq National Market under the symbol "CBRL."

         The following table indicates the high and low sales prices for CBRL common stock as reported on the Nasdaq National Market, and dividends paid, for each quarterly period during the fiscal years 2000, 2001 and 2002.


                                                                                   High                   Low
                                                                              ----------------     ------------------
        2000
              1st Quarter...................................................     $ 15.50                $ 12.81
              2nd Quarter...................................................       14.19                   8.13
              3rd Quarter...................................................       14.00                   8.38
              4th Quarter...................................................       15.31                  11.88
        2001

              1st Quarter...................................................     $ 15.94                $ 11.75
              2nd Quarter...................................................       24.25                  15.69
              3rd Quarter...................................................       21.81                  17.63
              4th Quarter...................................................       21.94                  16.26
        2002

              1st Quarter...................................................     $ 25.96                $ 18.31
              2nd Quarter...................................................       31.88                  23.55
              3rd Quarter ..................................................       32.75                  26.25
              4th Quarter (through July 10, 2002) ...........................      34.10                  27.51


         On November 24, 1999, our board of directors adopted a policy to consider and pay dividends, if declared, on an annual basis each January. This policy is intended to reduce administrative and mailing costs related to dividends.

         On November 27, 2001, the board of directors declared a regular annual dividend of $0.02 per share payable on January 2, 2002 to holders of record on December 15, 2001.


         As of July 10, 2002, the last bid price of our common stock on the Nasdaq National Market was $28.13.

                                 CAPITALIZATION

         The following table sets forth our consolidated balance sheet capitalization as of May 3, 2002 on an actual but unaudited basis. This table should be read in conjunction with our consolidated financial statements and the related notes, in each case incorporated by reference into this prospectus. See "Where You Can Find More Information."

                                                                                         As of May 3, 2002
         (In thousands, except share data)                                                   Unaudited
                                                                                        ---------------------
         Cash and cash equivalents..................................................        $     31,981
                                                                                            ============
         Current maturities of capital lease obligations............................                  96
                                                                                            ------------
         LONG-TERM DEBT:

              Long-term debt........................................................              22,000
              LYONs registered hereby...............................................             173,174
              Capital lease obligations, less current portion.......................                 473
                                                                                            ------------
                  Long-term debt, less current portion..............................             195,647
                                                                                            ------------
         SHAREHOLDERS' EQUITY:

              Preferred stock - 100,000,000 shares of $.01 par value
                  authorized, no shares issued......................................                   0
              Common stock - 400,000,000 shares of $.01 par value
                  authorized, at May 3, 2002, 52,504,414 shares issued
                  and outstanding...................................................                 525
              Additional paid-in capital............................................              53,996
              Retained earnings.....................................................             756,658
                                                                                            ------------
                  Total shareholders' equity........................................             811,179
                                                                                            ------------
         TOTAL CAPITALIZATION.......................................................        $  1,006,922
                                                                                            ============

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following table sets forth our selected historical consolidated financial data. The statement of operations data, share data, balance sheet data and other data as of and for each of the fiscal years ended August 3, 2001, July 28, 2000, July 30, 1999, July 31, 1998 and August 1, 1997 have been derived from our audited financial statements. The statements of operations data, share data, balance sheet data and other data as of and for the nine month periods ended May 3, 2002 and April 27, 2001 have been derived from our unaudited financial statements, which information reflects all adjustments consisting of normal recurring adjustments necessary for a fair presentation of our financial condition and results of operations for the relevant periods and, in the opinion of management, have been prepared on the same basis as our audited consolidated financial statements. Results for the nine months ended May 3, 2002 are not necessarily indicative of results of operations for the full fiscal year.

                                         NINE MONTHS ENDED                                    FISCAL YEAR ENDED
                                     -------------------------     ----------------------------------------------------------------
                                                                    AUGUST 3,
                                       MAY 3,        APRIL 27,        2001          JULY 28,     JULY 30,     JULY 31,     AUGUST 1,
                                        2002           2001         (a)(b)(c)       2000 (d)     1999 (e)     1998 (f)       1997
                                     ----------     ----------     ----------      ----------   ----------   ----------   ---------
                                              (IN THOUSANDS, EXCEPT RATIO AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total revenue.....................   $1,522,765     $1,419,623     $1,963,692    $1,772,712   $1,531,625   $1,317,104    $1,123,851
Cost of goods sold................      506,194        486,279        664,332       614,472      538,051      450,120       387,703
Gross profit......................    1,016,571        933,344      1,299,360     1,158,240      993,574      866,984       736,148
Labor & other related expenses....      573,899        525,560        732,419       645,976      538,348      441,121       378,117
Other store operating expenses....      255,718        245,524        353,334       294,012      248,208      197,098       162,675
Store operating income............      186,954        162,260        213,607       218,252      207,018      228,765       195,356
General and administrative........       87,095         75,256        102,541        95,289       82,006       63,648        57,798
Amortization of goodwill..........          ---          2,996         14,370         3,994        2,169          208           ---
Operating income..................       99,859         84,008         96,696       118,969      122,843      164,909       137,558
Interest expense..................        4,616          9,790         12,316        24,616       11,324        3,026         2,089
Interest income...................          ---             84             84           352        1,319        2,847         1,988
Income before income taxes........       95,243         74,302         84,464        94,705      112,838      164,730       137,457
Provision for income taxes........       33,907         27,715         35,283        35,707       42,653       60,594        50,859
Net income........................       61,336         46,587         49,181        58,998       70,185      104,136        86,598
SHARE DATA:
Net earnings per share:
    Basic.........................   $     1.12     $      .83     $      .88    $     1.02   $     1.16   $     1.68    $     1.42
    Diluted.......................         1.08            .82            .87          1.02         1.16         1.65          1.41
Dividends per share (g)...........          .02            .02            .02           .01          .02          .02           .02
Weighted average shares
   outstanding:
    Basic.........................       54,994         56,450         56,129        57,960       60,329       61,832        60,824
    Diluted.......................       56,823         57,113         56,799        58,041       60,610       63,028        61,456
BALANCE SHEET DATA (AT END OF
    PERIOD):
Working capital...................   $  (32,684)    $  (25,825)    $  (42,059)   $  (29,543)  $   (5,803)  $   60,804    $   60,654
Total assets......................    1,259,263      1,221,415      1,212,872     1,335,023    1,277,781      992,108       828,705
Property and equipment - net......      976,607        963,350        955,028     1,075,134    1,020,055      812,321       678,167
Long-term debt....................      195,174        150,000        125,000       292,000      312,000       59,500        62,000
Other long-term obligations (h)          10,388          8,840          8,829         1,762          902        1,502         1,302
Shareholders' equity..............      811,179        854,556        846,108       828,970      791,007      803,374       660,432
OTHER DATA:
Depreciation and amortization.....   $   46,012     $   48,031     $   64,902    $   65,218   $   53,838   $   43,434    $   35,735
Purchases of property and            $   69,997     $   74,624     $   91,439    $  138,032   $  164,718   $  180,599    $  148,649
    equipment.....................
Ratio of earnings to fixed                 6.65           4.38           3.95          3.66         6.50        16.25         15.77
    charges (i)...................
Net income, as reported  (j)......   $   61,336     $   46,585     $   49,181    $   58,998   $   70,185   $  104,136    $   86,598
Intangible amortization, net
    of $0 tax (j).................          ---          2,996         14,370         3,994        2,169          208           ---
Net income, pro forma (j).........       61,336         49,583         63,551        62,992       72,354      104,344        86,598

Basic earnings per share (j):
Net income, as reported...........   $     1.12     $     0.83     $     0.88    $     1.02   $     1.16   $     1.68    $     1.42
Intangible amortization, net
    of $0 tax.....................          ---           0.05           0.25          0.07         0.04         0.01           ---
Net income, pro forma.............         1.12           0.88           1.13          1.09         1.20         1.69          1.42

                                         NINE MONTHS ENDED                                    FISCAL YEAR ENDED
                                     -------------------------     ----------------------------------------------------------------
                                                                    AUGUST 3,
                                       MAY 3,        APRIL 27,        2001          JULY 28,     JULY 30,     JULY 31,     AUGUST 1,
                                        2002           2001         (a)(b)(c)       2000 (d)     1999 (e)     1998 (f)       1997
                                     ----------     ----------     ----------      ----------   ----------   ----------   ---------
                                              (IN THOUSANDS, EXCEPT RATIO AND PER SHARE DATA)
Diluted earnings per share (j):

Net income, as reported...........   $     1.08     $     0.82     $     0.87    $     1.02   $     1.16   $     1.65    $     1.41
Intangible amortization, net
    of $0 tax.....................          ---           0.05           0.25          0.07         0.03         0.01           ---
Net income, pro forma.............         1.08           0.87           1.12          1.09         1.19         1.66          1.41

-----------------

(a) We recorded charges of $33,063 before taxes during the quarter ended August 3, 2001, principally as a result of exiting our Carmine Giardini's Gourmet Market(TM) business and the closing of four Cracker Barrel Old County Store(R) units and three Logan's Roadhouse(R) units, as well as an accrual for a settlement proposal for a certain collective action under the Fair Labor Standards Act. Before the effect of these charges, net income would have been $73,654 and diluted net earnings per share would have been $1.30. (See Notes 2 and 10 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended August 3, 2001, incorporated herein by reference.)

(b) Our fiscal year ended August 3, 2001 consisted of 53 weeks. As a result, comparisons to fiscal 2000 also reflect the impact of having one additional week in fiscal 2001 than in fiscal 2000. The estimated impact of the additional week was to increase consolidated fiscal 2001 results as follows: total revenue, $40,485; store operating income, $9,006; operating income, $8,056; net income, $4,954; and diluted earnings per share, $0.09.

(c) We completed a sale-leaseback transaction in the first quarter of fiscal 2001, under which $138,300 of long-term debt was paid down, operating income was reduced by $12,256 and interest expense was reduced by approximately $10,100. (See Note 12 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended August 3, 2001, incorporated herein by reference.)

(d) We recorded charges of $8,592 before taxes during the quarter ended January 28, 2000, principally as a result of management changes and the resulting refocused operating priorities. Before the effect of these charges, net income would have been $64,350 and diluted net earnings per share would have been $1.11. (See Note 2 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended August 3, 2001, incorporated herein by reference.)

(e) We acquired Logan's Roadhouse, Inc. on February 16, 1999. (See Note 7 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended August 3, 2001, incorporated herein by reference.)

(f) We acquired Carmine's Prime Meats, Inc. (d/b/a Carmine Giardini's Gourmet Market(TM)) on April 1, 1998.

(g) On November 24, 1999, our board of directors adopted a policy to consider and pay dividends, if declared, on an annual basis each January in the future. This policy is intended to reduce administrative and mailing costs related to dividends.

(h)      Excludes deferred income taxes.

(i) "Earnings" used to compute this ratio are before income taxes and fixed charges (excluding interest capitalized during the period). Fixed charges consist of interest, whether or not capitalized, amortization of debt discount and expense, and one-third of all rent expense for operating leases (estimated to be representative of the interest factor).

(j) In accordance with SFAS No. 142, we discontinued amortization of goodwill effective August 4, 2001. The pro forma effects of the adoption of SFAS No. 142 on net income and basic and diluted earnings per share are shown here, including the effects of writing off the goodwill for the Carmine Giardini's Gourmet Market(TM) business (see Note (a) above).

                             SELLING SECURITYHOLDERS


         The following table provides, as of July 10, 2002, the name of each selling securityholder, the principal amount at maturity of the LYONs held by such selling securityholder, the number of shares of common stock owned by such securityholder prior to its purchase of the LYONs and the common stock issuable upon conversion of the LYONs (based upon the initial conversion price). This information has been obtained from the selling securityholders. Selling securityholders representing an amount of up to an additional $210,850,000 aggregate principal amount at maturity of the LYONs will be added to the table prior to or after the effectiveness of the registration statement of which this prospectus is a part.




                                                PRINCIPAL
                                                AMOUNT AT
                                               MATURITY OF                                                 COMMON STOCK
                                                  LYONS            PERCENT OF          COMMON STOCK         OWNED PRIOR
                                               BENEFICIALLY           TOTAL            ISSUABLE UPON            TO
                                                OWNED AND          OUTSTANDING           CONVERSION         CONVERSION
         SELLING SECURITYHOLDER                  OFFERED              LYONS               OF LYONS           OF LYONS*
-----------------------------------------     -------------        -----------         -------------       ------------
Akela Capital Master Fund, Ltd.               $   3,000,000           0.71%                32,575               --
Allstate Insurance Company                    $     450,000           0.11%                 4,886               --
Allstate Life Insurance Company               $   1,950,000           0.46%                21,173               --
Alpha U.S. Sub Fund VIII, LLC                 $   1,000,000           0.24%                10,858               --
American Fidelity Assurance
  Company                                     $     850,000           0.20%                 9,229               --
Amerisure Mutual Insurance
  Company                                     $     900,000           0.21%                 9,772               --
Argent Classic Convertible
  Arbitrage Fund (Bermuda) Ltd.               $   3,000,000           0.71%                32,575               --
Argent Classic Convertible
  Arbitrage Fund L.P.                         $   1,900,000           0.45%                20,630               --
Argent LowLev Convertible
  Arbitrage Fund Ltd.                         $   6,000,000           1.42%                65,150               --
Aventis Pension Master Trust                  $     430,000           0.10%                 4,669               --
B.G.I. Global Investors c/o Forest
  Investment Mngt. L.L.C.                     $     691,000           0.16%                 7,503               --
Black Diamond Capital I, Ltd.                 $     551,000           0.13%                 5,982
Black Diamond Convertible
  Offshore, LDC                               $   2,561,000           0.61%                27,808               --
Black Diamond Offshore Ltd.                   $   1,960,000           0.46%                21,282               --
Boilermaker - Blacksmith Pension
  Trust                                       $   2,350,000           0.56%                25,517               --
CALAMOS(R) Convertible Fund -
  CALAMOS(R) Investment Trust                 $  11,100,000           2.63%               120,528               --
CALAMOS(R) Convertible Growth
  and Income Fund - CALAMOS(R)
  Investment Trust                            $   7,100,000           1.68%                77,094               --
CALAMOS(R) Convertible Portfolio -
  CALAMOS(R) Advisors Trust                   $     270,000           0.06%                 2,931               --
CALAMOS(R) Market Neutral Fund -
  CALAMOS(R) Investment Trust                 $  13,000,000           3.08%               141,159               --
CALAMOS(R)Global Convertible
  Fund - CALAMOS(R) Investment
  Trust                                       $     310,000           0.07%                 3,366               --
CareFirst BlueChoice, Inc.                    $     150,000           0.04%                 1,628               --
City of Albany Pension Plan                   $     200,000           0.05%                 2,171               --

                                                PRINCIPAL
                                                AMOUNT AT
                                               MATURITY OF                                                 COMMON STOCK
                                                  LYONS            PERCENT OF          COMMON STOCK         OWNED PRIOR
                                               BENEFICIALLY           TOTAL            ISSUABLE UPON            TO
                                                OWNED AND          OUTSTANDING          CONVERSION          CONVERSION
         SELLING SECURITYHOLDER                  OFFERED              LYONS              OF LYONS            OF LYONS*
-----------------------------------------     -------------        -----------         -------------       ------------
City of Birmingham Retirement &
  Relief System                               $   2,400,000           0.57%                26,060               --
City of Knoxville Pension System              $     550,000           0.13%                 5,972               --
Consulting Group Capital Markets
  Funds                                       $     700,000           0.17%                 7,600               --
Deephaven Domestic Convertible
  Trading Ltd.                                $  19,200,000           4.55%               208,481               --
Delta Airlines Master Trust                   $   3,750,000           0.89%                40,719               --
Delta Pilots Disability and
  Survivorship Trust                          $     800,000           0.19%                 8,686               --
Dorinco Reinsurance Company                   $   1,300,000           0.31%                14,115               --
Double Black Diamond Offshore
  LDC                                         $  11,440,000           2.71%               124,220               --
The Dow Chemical Company
  Employees' Retirement Plan                  $   4,650,000           1.10%                50,491               --
Drury University                              $      60,000           0.01%                   651               --
The Fondren Foundation                        $     140,000           0.03%                 1,520               --
Forest Alternative Strategies, II             $     179,000           0.04%                 1,943               --
Forest Fulcrum Fund L.L.P.                    $   2,435,000           0.58%                26,440               --
Forest Global Convertible Fund
  Series A-5                                  $   9,829,000           2.33%               106,727               --
FreeState Health Plan, Inc.                   $     150,000           0.04%                 1,628               --
Gaia Offshore Master Fund Ltd.                $  16,400,000           3.89%               178,077               --
Genesee County Employees'
  Retirement System                           $   1,300,000           0.31%                14,115               --
Greek Catholic Union of the USA               $      90,000           0.02%                   977               --
Group Hospitalization and Medical
  Services, Inc.                              $     700,000           0.17%                 7,600               --
HealthNow New York, Inc.                      $     425,000           0.10%                 4,614               --
H.K. Porter Company, Inc.                     $      55,000           0.01%                   597               --
Innovest Finanzdienstleistungs AG             $   1,500,000           0.36%                16,287               --
Jackson County Employees'
  Retirement System                           $     500,000           0.12%                 5,429               --
KBC Financial Products (Cayman Islands)
  Ltd.                                        $  12,200,000           2.89%               132,472               --
Kettering Medical Center Funded
  Depreciation Account                        $     130,000           0.03%                 1,411               --
Knoxville Utilities Board Retirement
  System                                      $     335,000           0.08%                 3,637               --
Louisiana Workers' Compensation
  Corporation                                 $     580,000           0.14%                 6,297               --
Lyxor Master Fund                             $   2,600,000           0.62%                28,231               --
Lyxor Master Fund Ref:
  Argent/LowLev CB                            $   1,000,000           0.24%                10,858               --
Lyxor Master Fund c/o Forest
  Investment Mngt. L.L.C.                     $   3,863,000           0.92%                41,945               --
Macomb County Employees'
  Retirement System                           $     580,000           0.14%                 6,297               --

                                                PRINCIPAL
                                                AMOUNT AT
                                               MATURITY OF                                                 COMMON STOCK
                                                  LYONS            PERCENT OF          COMMON STOCK         OWNED PRIOR
                                               BENEFICIALLY           TOTAL            ISSUABLE UPON            TO
                                                OWNED AND          OUTSTANDING          CONVERSION          CONVERSION
         SELLING SECURITYHOLDER                  OFFERED              LYONS              OF LYONS            OF LYONS*
-----------------------------------------     -------------        -----------         --------------      ------------
McMahan Securities Co. L.P.                   $     535,000           0.13%                 5,809               --
Nicholas Applegate Investment
  Grade Convertible                           $      25,000           0.00%                   271               --
NORCAL Mutual Insurance
  Company                                     $     300,000           0.07%                 3,257               --
Oakwood Assurance Company                     $      85,000           0.02%                   922               --
Oakwood Healthcare Inc.
  Endowment                                   $      15,000           0.00%                   162               --
Oakwood Healthcare Inc. Funded
  Depreciation                                $     145,000           0.03%                 1,574               --
Oakwood Healthcare Inc. - OHP                 $      20,000           0.01%                   217               --
Oakwood Healthcare Inc. (Pension)             $     280,000           0.07%                 3,040               --
Port Authority of Allegheny County
  Retirement and Disability
  Allowance Plan for the Employees
  Represented by Local 85 of the
  Amalgamated Transit Union                   $   1,300,000           0.31%                14,115               --
Prisma Foundation                             $     110,000           0.03%                 1,194               --
Ramius LP                                     $     300,000           0.07%                 3,257               --
RBC Capital Services Inc. c/o
  Forest Investment Mngt. L.L.C.              $     382,000           0.09%                 4,147               --
RCG Baldwin LP                                $     700,000           0.17%                 7,600               --
RCG Halifax Master Fund, LTD                  $   2,500,000           0.59%                27,146               --
RCG Latitude Master Fund, LTD                 $   2,300,000           0.54%                24,974               --
RCG Multi Strategy, LP                        $   4,500,000           1.07%                48,862               --
Relay 11 Holdings c/o Forest
  Investment Mngt. L.L.C.                     $     351,000           0.08%                 3,811               --
SCI Endowment Care Common Trust
  Fund - First Union                          $      75,000           0.02%                   814               --
SCI Endowment Care Common Trust
  Fund - National Fiduciary Services          $     265,000           0.06%                 2,877               --
SCI Endowment Care Common Trust
  Fund - Suntrust                             $     110,000           0.03%                 1,194               --
Southdown Pension Plan                        $     240,000           0.06%                 2,606               --
Southern Farm Bureau Life Insurance
  Company                                     $   2,500,000           0.59%                27,146               --
SPT                                           $   2,900,000           0.69%                31,489               --
State of Florida, Office of the
  Treasurer                                   $   4,000,000           0.95%                43,433               --
Sylvan (IMA) Ltd c/o Forest
  Investment Mngt. L.L.C.                     $     849,000           0.20%                 9,218               --
TD Securities (USA) Inc.                      $   4,900,000           1.16%                53,206               --
UFJ Investments Asia Ltd.                     $   2,450,000           0.58%                26,603               --
Union Carbide Retirement Account              $   2,790,000           0.66%                30,294               --
United Food and Commercial
  Workers Local 1262 and
  Employers Pension Fund                      $   1,050,000           0.25%                11,401               --

                                                PRINCIPAL
                                                AMOUNT AT
                                               MATURITY OF                                                 COMMON STOCK
                                                  LYONS            PERCENT OF          COMMON STOCK         OWNED PRIOR
                                               BENEFICIALLY           TOTAL            ISSUABLE UPON            TO
                                                OWNED AND          OUTSTANDING          CONVERSION          CONVERSION
         SELLING SECURITYHOLDER                  OFFERED              LYONS              OF LYONS            OF LYONS*
-----------------------------------------     -------------        -----------         --------------      ------------
Vopak USA Inc., Retirement Plan
  (f.k.a. Van Waters & Rogers, Inc.
  Retirement Plan)                            $     550,000           0.13%                 5,972               --
Wachovia Securities, Inc.                     $  32,700,000           7.75%               355,069               --
Worldwide Transactions Limited                $     488,000           0.12%                 5,298               --
Zurich Institutional Benchmark
  Master Fund Ltd.                            $     500,000           0.12%                 5,429               --
Zurich Master Hedge Fund c/o
  Forest Investment Mngt. L.L.C.              $   1,232,000           0.29%                13,377               --



---------------------
* Assuming the sale of all LYONs and common stock issuable upon conversion of the LYONs, selling securityholders will not hold any LYONs and will hold the number of shares of our common stock set forth in this column. At that time, no selling securityholder will hold more than 1% of our outstanding common stock.



         Except as described below, none of the selling securityholders listed above has, or within the past three years had, any position, office or any material relationship with us or any of our affiliates. Because the selling securityholders may offer all or some portion of the above-referenced securities under this prospectus or otherwise, no estimate can be given as to the amount or percentage that will be held by the selling securityholders upon termination of any sale. In addition, the selling securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of such securities since April 3, 2002, in transactions exempt from the registration requirements of the Securities Act.



         Generally, only selling securityholders identified in the foregoing table who beneficially own the securities set forth opposite their respective names may sell offered securities under the registration statement of which this prospectus forms a part. We may from time to time include additional selling securityholders in supplements to this prospectus.

                              PLAN OF DISTRIBUTION

         The LYONs and the underlying common stock, which we will refer to as offered securities, are being registered to permit the resale of such securities by the holders of them from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the LYONs and common stock. We will bear the fees and expenses incurred in connection with our obligation to register the LYONs and the underlying common stock. These fees and expenses include registration and filing fees, printing and duplication expenses, fees and disbursements of our counsel, reasonable fees and disbursements of the trustee and its counsel and of the registrar and transfer agent for the common stock, and fees and disbursements of one firm of legal counsel for the securityholders. However, the selling securityholders will pay all underwriting discounts, commissions and agent's commissions, if any.

         The selling securityholders may offer and sell the offered securities from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected by a variety of methods, including the following:

         -        in market transactions;

         -        in privately negotiated transactions;

         -        through the writing of options;

         - in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

         - through broker-dealers, which may act as agents or principals;

         -        directly to one or more purchasers;

         -        through agents; or

         - in any combination of the above or by any other legally available means.

         In connection with the sales of the offered securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the offered securities to close out such short positions, or loan or pledge the offered securities to broker-dealers that in turn may sell such securities.


         If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the sale of any offered securities through a secondary distribution or a purchase by a broker or dealer, or if other material changes are made in the plan of distribution of the offered securities, a prospectus supplement will be filed, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement. The underwriter or underwriters with respect to an underwritten offering of offered securities and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of offered securities, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of LYONs and underlying common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

         In addition, any securities covered by this prospectus which can be sold under Rule 144 of the Securities Act may be sold under Rule 144 rather than in a registered offering contemplated by this prospectus.

         The selling securityholders and any underwriters, broker-dealers or agents participating in the distribution of the offered securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the LYONs and/or common stock by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

         The selling securityholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the offered securities by the selling securityholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the offered securities to engage in market-making activities with respect to the particular offered securities being distributed. All of the above may affect the marketability of the offered securities and the ability of any person or entity to engage in market-making activities with respect to the offered securities.

         Under the securities laws of certain states, the offered securities may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the offered securities may not be sold unless the offered securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

         We have agreed to indemnify the selling securityholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling securityholders will be entitled to contribution from us in connection with those liabilities. The selling securityholders will indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and will be entitled to contribution from the selling securityholders in connection with those liabilities.

         We are permitted to suspend the use of this prospectus under certain circumstances relating to corporate developments, public filings with the SEC and similar events for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 120 days in any 12-month period. However, if the duration of such suspension exceeds any of the periods above-mentioned, we have agreed to pay liquidated damages. Please refer to the section entitled "Description of LYONs--Registration Rights."

         The outstanding common stock is quoted on the Nasdaq National Market under the symbol "CBRL." We do not intend to apply for quotation of the LYONs on the Nasdaq National Market or for listing of the LYONs on any securities exchange. Accordingly, we cannot assure you about the development of liquidity or any trading market for the LYONs. Please refer to the section entitled "Risk Factors."

                              DESCRIPTION OF LYONS

         We have issued the LYONs under an indenture dated as of April 3, 2002, among us, as issuer, the guarantors of the LYONs and Wachovia Bank, National Association, as trustee. The indenture was supplemented as of June 19, 2002, to include a newly formed subsidiary as a guarantor of the LYONs under the indenture. The following summarizes the material provisions of the LYONs, the guarantees and the indenture. The following summary is not complete and is subject, and qualified by reference to, all of the provisions of the LYONs, the guarantees and the indenture, which we urge you to read because they define your rights as a LYONs holder. As used in this description, the words "we," "us," "our" or "CBRL" refer only to CBRL Group, Inc.

GENERAL

         The LYONs were limited to $422,050,000 aggregate principal amount at maturity. The LYONs mature on April 3, 2032. The LYONs will be payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, the City of New York.

         The LYONs were offered at a substantial discount from their principal amount at maturity. Except as described below, we do not make periodic payments of interest on the LYONs. Each LYON was issued at an issue price of $409.30 per LYON. However, the LYONs accrue original issue discount while they remain outstanding. Original issue discount is the difference between the issue price and the principal amount at maturity of a LYON. Original issue discount is calculated on a semiannual bond equivalent basis, using a 360-day year composed of twelve 30-day months. The issue date for the LYONs, and the commencement date for the accrual of original issue discount, is April 3, 2002.

         The LYONs are debt instruments subject to the contingent payment debt regulations. The LYONs were issued with original issue discount for United States federal income tax purposes, also referred to herein as tax original issue discount. Even if we do not pay any cash interest (including any contingent interest) on the LYONs, holders will be required to include accrued tax original issue discount in their gross income for United States federal income tax purposes. The rate at which the tax original issue discount accrues will exceed the stated yield of 3.0% for the accrued original issue discount described above. See "Certain United States Federal Income Tax Consequences."

         Maturity, conversion, purchase by us at the option of a holder or redemption of a LYON will cause original issue discount and contingent interest, if any, to cease to accrue on such LYON. We may not reissue a LYON that has matured or been converted, purchased by us at the option of a holder, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of such LYON.

         LYONs may be presented for conversion at the office of the conversion agent, and for exchange or registration of transfer at the office of the registrar, each such agent initially being the trustee.

RANKING OF LYONS

         The LYONs are unsecured senior obligations of CBRL and equal in right of payment to all of CBRL's existing and future unsecured and unsubordinated indebtedness.

         The LYONs also are effectively subordinated to any of CBRL's secured indebtedness to the extent of the assets securing such indebtedness. The LYONs and the subsidiary guarantees are not secured by any of our assets or those of our subsidiaries. As a result, the LYONs and the guarantees effectively are subordinated to our and our subsidiaries' existing and any future secured debt to the extent of the value of the assets securing that debt. As of May 3, 2002, the guarantors have $416 million of secured intercompany indebtedness, which is effectively senior to the guarantees by such guarantors of the LYONs to the extent of the assets securing that indebtedness. In any liquidation, bankruptcy or similar proceeding, the holders of our secured debt or the secured debt of any guarantor subsidiaries may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the LYONs. As a result, there may not be sufficient assets remaining to pay amounts due on the LYONs. See "Risk Factors--The LYONs and the subsidiary guarantees will be unsecured and effectively subordinated to any of our secured debt to the extent of the value of the assets securing such debt; the LYONs, in certain other circumstances, may effectively be subordinated to any existing and future liabilities of CBRL and those of our subsidiaries."

         We are a holding company and conduct our operations through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the LYONs, depends upon the earnings of our subsidiaries. In addition, the LYONs effectively are subordinated to all existing and future liabilities, including claims with respect to trade payables, of any subsidiary which is not a guarantor of the LYONs. Although all of our existing subsidiaries are guarantors of the LYONs, any non-domestic subsidiaries would not be required to guarantee the LYONs. moreover, none of our domestic subsidiaries, including those currently guaranteeing the LYONs, will be required to guarantee the LYONs in the future unless at least one of our domestic subsidiaries is guaranteeing other indebtedness or obligations of CBRL. As a result, in the future, we may have subsidiaries which are not guarantors of the LYONs.

         Furthermore, if we fail to deliver our common stock upon conversion of a LYON and thereafter become the subject of bankruptcy proceedings, a holder's claim for damages arising from such failure could be subordinated to all of our existing and future obligations and those of our subsidiaries. See "Risk Factors--The LYONs and the subsidiary guarantees will be unsecured and effectively subordinated to any of our secured debt to the extent of the value of the assets securing such debt; the LYONs, in certain circumstances, may effectively be subordinated to any existing and future liabilities of CBRL or those of our subsidiaries."

         As of May 3, 2002, CBRL had $195.7 million of senior indebtedness outstanding, substantially all of which represented indebtedness under the LYONs and borrowings under our revolving credit facility, and subsidiaries of CBRL had an aggregate of $195.7 million of senior indebtedness outstanding, substantially all of which represented guarantees of the LYONs and guarantees of borrowings under our revolving credit facility. In addition, at such date, CBRL had $228 million of additional availability under its revolving credit facility.

LYON GUARANTEES

         CBRL will cause each of its domestic subsidiaries, including any person that becomes a domestic subsidiary after the date of the indenture, to become a guarantor under the indenture, so long as any domestic subsidiary is a guarantor of any indebtedness or obligation of CBRL. As of the date hereof, all of our subsidiaries are domestic subsidiaries and guarantors under the indenture.

         The guarantors jointly and severally guarantee our obligations under the LYONs on an unsecured senior basis. Each guarantee of a guarantor will be equal in right of payment to all existing and future unsecured and unsubordinated indebtedness of such guarantor. The obligations of each guarantor under its guarantee will be limited to the greatest amount that would not render its obligations under the guarantee subject to avoidance as a fraudulent conveyance or fraudulent transfer under applicable law.

         Each guarantor that makes a payment or distribution of more than its proportionate share under a guarantee shall be entitled to a contribution from each other such guarantor which has not paid its proportionate share of such payment or distribution.

         The indenture provides that so long as no default exists or would exist, the guarantee issued by any guarantor shall be automatically and unconditionally released and discharged upon any sale to any person that is not an affiliate of CBRL of all of the capital stock of such guarantor owned, directly or indirectly, by CBRL, which transaction is otherwise in compliance with the indenture. The indenture also provides that so long as no domestic subsidiary guarantees any indebtedness or obligation of CBRL other than the LYONs, none of our domestic subsidiaries will be required to guarantee the LYONs, and any existing guarantee of the LYONs by our domestic subsidiaries will be released and discharged. If, however, any indebtedness or obligation of CBRL is guaranteed by at least one or our current or future domestic subsidiaries, the guarantees of the LYONs by all of our domestic subsidiaries will be reinstated.

         As of May 3, 2002, the guarantor subsidiaries had $195.7 million of senior indebtedness outstanding, substantially all of which represented guarantees of the LYONs and guarantees of borrowings by CBRL under our revolving credit facility.

CONVERSION RIGHTS

         The initial conversion rate is 10.8584 shares of common stock per LYON, subject to adjustment upon the occurrence of certain events described below. A holder of a LYON otherwise entitled to a fractional share will receive cash in an amount equal to the value of such fractional share based on the sale price, as defined below, on the trading day immediately preceding the conversion date.

         Conversion Based on Common Stock Price. Holders may surrender LYONs for conversion into shares of common stock in any fiscal quarter commencing after August 2, 2002, if, as of the last day of the preceding fiscal quarter, the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter is more than a specified percentage (beginning at 120% and declining .08474% per quarter thereafter to approximately 110% on the last day of the quarter ending January 30, 2032) of the accreted conversion price per share as of any day will equal the issue price of a LYON plus the accrued original issue discount to that day, divided by the number of shares of common stock issuable upon conversion of a LYON on that day (the "conversion trigger price").

         The table below shows the conversion trigger price per share of our common stock in respect of each of the first 20 fiscal quarters. These prices reflect the accreted conversion price per share of common stock multiplied by the applicable percentage for the respective fiscal quarter. Thereafter, the accreted conversion price per share of common stock increases by each fiscal quarter by the accreted original issue discount per share for the quarter and the applicable percentage declines by .08474% per quarter. The conversion trigger price for the fiscal quarter beginning January 31, 2032 is $100.79.


                                                            (1)                                     (3)
                                                         ACCRETED               (2)             CONVERSION
                                                           PRICE             APPLICABLE           TRIGGER
        FISCAL QUARTER*                                  PER SHARE           PERCENTAGE        PRICE (1)X(2)
        ----------------------------------------         ---------           ----------        -------------
        2003
            First Quarter.......................          $ 38.07            120.0000%           $ 45.68
            Second Quarter......................            38.35            119.9153%             45.99
            Third Quarter.......................            38.64            119.8305%             46.30
            Fourth Quarter......................            38.93            119.7458%             46.62

        2004
            First Quarter.......................            39.22            119.6610%             46.93
            Second Quarter......................            39.51            119.5763%             47.24
            Third Quarter.......................            39.80            119.4916%             47.56
            Fourth Quarter......................            40.10            119.4068%             47.88

        2005
            First Quarter.......................            40.40            119.3221%             48.21
            Second Quarter......................            40.70            119.2373%             48.53
            Third Quarter.......................            41.00            119.1526%             48.85
            Fourth Quarter......................            41.31            119.0679%             49.19


        2006
            First Quarter.......................             41.62          118.9831%                49.52
            Second Quarter......................             41.93          118.8984%                49.85
            Third Quarter.......................             42.24          118.8136%                50.18
            Fourth Quarter......................             42.55          118.7289%                50.52

        2007
            First Quarter.......................             42.87          118.6442%                50.87
            Second Quarter......................             43.19          118.5594%                51.20
            Third Quarter.......................             43.51          118.4747%                51.55
            Fourth Quarter......................             43.84          118.3899%                51.90

--------------------
* This table assumes no events have occurred that would require an adjustment to the conversion rate.

         Conversion Based on Credit Ratings. Holders may also surrender a LYON for conversion during any period in which the credit rating assigned to the LYONs by either Moody's or Standard & Poor's is Ba3 or BB-, respectively, or lower. The LYONs will cease to be convertible pursuant to this paragraph during any period or periods in which all of the credit ratings are increased above such levels.

         Conversion Upon Notice of Redemption. A holder may surrender for conversion a LYON called for redemption at any time prior to the close of business on the second business day immediately preceding the redemption date, even if it is not otherwise convertible at such time. A LYON for which a holder has delivered a purchase notice or a change in control purchase notice as described below requiring us to purchase the LYON may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture.

         Conversion Upon Occurrence of Certain Corporate Transactions. If we are party to a consolidation, merger or binding share exchange pursuant to which the shares of our common stock would be converted into cash, securities or other property, the LYONs may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time, the right to convert a LYON into shares of common stock will be changed into a right to convert it into the kind and amount of cash, securities or other property of CBRL or another person which the holder would have received if the holder had converted the holder's LYON immediately prior to the transaction. If such transaction also constitutes a change in control, the holder will be able to require us to purchase all or a portion of such holder's LYONs as described under "-- Change in Control Requires Purchase of LYONs by CBRL at the Option of the Holder."

         On conversion of a LYON, a holder will not receive any cash payment of interest representing accrued original issue discount, accrued tax original issue discount or, except as described below, contingent interest or semiannual interest. Our delivery to the holder of the full number of shares of common stock into which the LYON is convertible, together with any cash payment for such holder's fractional shares, will be deemed:

         - to satisfy our obligation to pay the principal amount at maturity of the LYON; and

         - to satisfy our obligation to pay accrued original issue discount and accrued tax original issue discount attributable to the period from the issue date through the conversion date, as well as any obligation to pay contingent interest.

         As a result, accrued original issue discount and accrued tax original issue discount is deemed to be paid in full rather than cancelled, extinguished or forfeited.

         If contingent or semiannual interest is payable to holders of LYONs during any particular six-month period, and such LYONs are converted after the applicable accrual or record date therefor and prior to the next succeeding interest payment date, holders of such LYONs at the close of business on the accrual or record date will receive the contingent or semiannual interest payable on such LYONs on the corresponding interest payment date notwithstanding the conversion and such LYONs upon surrender must be accompanied by funds equal to the amount of contingent or semiannual interest payable on the principal amount of LYONs so converted, unless such LYONs have been called for redemption, in which case no such payment shall be required by the holder.

         The conversion rate will not be adjusted for accrued original issue discount or any contingent interest. A certificate for the number of full shares of common stock into which any LYON is converted, together with any cash payment for fractional shares, will be delivered through the conversion agent as soon as practicable following the conversion date. For a discussion of the tax treatment of a holder receiving shares of common stock upon conversion, see "Certain United States Federal Income Tax Consequences -- Sale, Exchange, Conversion or Redemption."

         To convert a LYON into shares of common stock, a holder must:

         - complete and manually sign the conversion notice on the back of the LYON or complete and manually sign a facsimile of the conversion notice and deliver the conversion notice to the conversion agent;

         -        surrender the LYON to the conversion agent;

         - if required by the conversion agent, furnish appropriate endorsements and transfer documents; and

         -        if required, pay all transfer or similar taxes.

         Pursuant to the indenture, the date on which all of the foregoing requirements have been satisfied is the conversion date.

         The conversion rate will be adjusted for:

         - dividends or distributions on our shares of common stock payable in shares of common stock or other capital stock of CBRL;

         - subdivisions, combinations or certain reclassifications of shares of our common stock;

         - distributions to all holders of shares of our common stock of certain rights to purchase shares of our common stock for a period expiring within 60 days of the record date for such distribution at less than the sale price of our common stock at the time; and

         - distributions to the holders of our common stock of our assets or debt securities or certain rights to purchase our securities (excluding cash dividends or other cash distributions from current or retained earnings other than extraordinary cash dividends). "Extraordinary cash dividends" means the amount of any cash dividend or distribution that, together with all other cash dividends paid during the preceding 12-month period, are on a per share basis in excess of the sum 5.0% of the sale price of the shares of common stock on the day preceding the date of declaration of such dividend or distribution.

         In the event that we pay a dividend or make a distribution on shares of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States securities exchange or market on which the securities are then listed or quoted.

         In the event we elect to make a distribution described in the third or fourth bullet of the second preceding paragraph which, in the case of the fourth bullet, has a per share value equal to more than 15% of the sale price of our shares of common stock on the day preceding the declaration date for such distribution, we will be required to give notice to the holders of LYONs at least 20 days prior to the ex-dividend date for such distribution and, upon the giving of such notice, the LYONs may be surrendered for conversion at any time until the close of business on the business day prior to the ex-dividend date or until we announce that such distribution will not take place. No adjustment to the conversion rate or the ability of a holder of a LYON to convert will be made if holders of LYONs participate in the transaction without conversion or in certain other cases.

         The indenture permits us to increase the conversion rate from time to time.

         Our shareholder rights plan provides that each share of newly issued common stock (which would include the shares issued upon conversion of LYONs) at any time prior to the distribution of separate certificates representing our rights will be entitled to receive such rights. There shall not be any adjustment to the conversion privilege or conversion rate as a result of such rights, the distribution of separate certificates representing rights, the exercise or redemption of such rights in accordance with any such rights, or the termination or invalidation of such rights. See "Description of Our Capital Stock -- Shareholder Rights Plan."

         In the event of:

         - a taxable distribution to holders of shares of common stock which results in an adjustment of the conversion rate; or

         - an increase in the conversion rate at our discretion,

the holders of the LYONs may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. See "Certain United States Federal Income Tax Consequences -- Constructive Dividends."

         Upon determination that LYON holders are or will be entitled to convert their LYONs into shares of common stock in accordance with the foregoing provisions, we will issue a press release and publish such information on our website.

CONTINGENT INTEREST

         Subject to the accrual provisions described below, we will pay contingent interest to the holders of LYONs during any six-month period from April 4 to October 3, and from October 4 to April 3, commencing after April 3, 2007, if the average market price of a LYON for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the sum of the issue price and accrued original issue discount for such LYON to the day immediately preceding the relevant six-month period. See "-- Redemption of LYONs at the Option of CBRL" for some of these values.

         During any period when contingent interest shall be payable, the contingent interest payable per LYON will equal 0.125% of the average market price of a LYON for the five trading day period referred to in the immediately preceding paragraph.

         Contingent interest, if any, will accrue and be payable to holders of LYONs as of the 15th day preceding the last day of the relevant six-month period. We will make contingent interest payments on the last day of the relevant six-month period. The original issue discount will continue to accrue at the yield to maturity whether or not contingent interest is paid.

         The market price of a LYON on any date of determination means the average of the secondary market bid quotations per LYON obtained by the bid solicitation agent for $10 million principal amount at maturity of

LYONs at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if:

         - at least three such bids are not obtained by the bid solicitation agent; or

         - in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the LYONs,

then the market price of the LYON will equal (a) the then applicable conversion rate of the LYONs multiplied by (b) the average sale price of our common stock on the five trading days ending on such determination date, appropriately adjusted.

         The bid solicitation agent initially is Wachovia Bank, National Association. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the LYONs.

         Upon determination that LYON holders will be entitled to receive contingent interest which may become payable during a relevant six-month period, on or prior to the start of such six-month period, we will issue a press release and publish such information on our web site.

REDEMPTION OF LYONS AT THE OPTION OF CBRL

         No sinking fund is provided for the LYONs. Prior to April 3, 2007, we cannot redeem the LYONs. Beginning on April 3, 2007, at our option, we may redeem the LYONs for cash as a whole at any time, or in part from time to time. We will give not less than 30 days nor more than 60 days notice of redemption by mail to holders of LYONs.

         The table below shows redemption prices of a LYON on April 3, 2007, at each April 3 thereafter prior to maturity and at maturity on April 3, 2032. These prices reflect the issue price plus accrued original issue discount to the redemption date. The redemption price of a LYON redeemed between such dates would include an additional amount reflecting the additional original issue discount accrued since the preceding date in the table.


                                                                               (2)
                                                                             ACCRUED              (3)
                                                            (1)              ORIGINAL         REDEMPTION
                                                           LYON                ISSUE             PRICE
REDEMPTION DATE                                         ISSUE PRICE          DISCOUNT          (1) + (2)
---------------                                       ----------------    ---------------   ----------------
April 3,
2007...............................................      $  409.30           $  65.71          $  475.01
2008...............................................         409.30              80.07             489.37
2009...............................................         409.30              94.86             504.16
2010...............................................         409.30             110.09             519.39
2011...............................................         409.30             125.79             535.09
2012...............................................         409.30             141.97             551.27
2013...............................................         409.30             158.63             567.93
2014...............................................         409.30             175.79             585.09
2015...............................................         409.30             193.48             602.78
2016...............................................         409.30             211.70             621.00
2017...............................................         409.30             230.47             639.77
2018...............................................         409.30             249.80             659.10
2019...............................................         409.30             269.72             679.02
2020...............................................         409.30             290.25             699.55
2021...............................................         409.30             311.39             720.69

2022...............................................         409.30             333.17             742.47
2023...............................................         409.30             355.61             764.91
2024...............................................         409.30             378.73             788.03
2025...............................................         409.30             402.55             811.85
2026...............................................         409.30             427.09             836.39
2027...............................................         409.30             452.37             861.67
2028...............................................         409.30             478.41             887.71
2029...............................................         409.30             505.24             914.54
2030...............................................         409.30             532.88             942.18
2031...............................................         409.30             561.36             970.66
At stated maturity.................................         409.30             590.70           1,000.00

         If we convert the LYONs to semiannual coupon notes following the occurrence of a tax event, the notes will be redeemable at the restated principal amount plus accrued and unpaid interest from the date of the conversion to the redemption date. In no event will we have the option to redeem the LYONs or notes prior to April 3, 2007. See "-- Optional Conversion to Semiannual Coupon Notes Upon Tax Event."

         If we redeem less than all of the outstanding LYONs, the trustee shall select the LYONs to be redeemed on a pro rata basis in principal amounts at maturity of $1,000 or integral multiples of $1,000 by lot, pro rata or by any other method the trustee considers fair and appropriate. If a portion of a holder's LYONs is selected for partial redemption and the holder converts a portion of the LYONs, the converted portion shall be deemed to be the portion selected for redemption.

PURCHASE OF LYONS AT THE OPTION OF THE HOLDER

         On April 3, 2005, 2007, 2012, 2017, 2022, and 2027, holders may require us to purchase any outstanding LYON for which the holder has properly delivered and not withdrawn a written purchase notice, subject to certain additional conditions. Holders may submit their LYONs for purchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the purchase date until the close of business immediately preceding the purchase date.

         The purchase price of a LYON will be:

         -        $447.55 per LYON on April 3, 2005;
         -        $475.01 per LYON on April 3, 2007;
         -        $551.27 per LYON on April 3, 2012;
         -        $639.77 per LYON on April 3, 2017;
         -        $742.47 per LYON on April 3, 2022; and
         -        $861.67 per LYON on April 3, 2027.

         The purchase prices shown above are equal to the issue price plus accrued original issue discount to the purchase date. We may, at our option, elect to pay the purchase price in cash, shares of common stock or any combination thereof. For a discussion of the United States federal income tax treatment of a holder receiving cash, shares of common stock or any combination thereof, see "Certain United States Federal Income Tax Consequences -- Sale, Exchange, Conversion or Redemption."

         If, prior to a purchase date, we have converted the LYONs to semiannual coupon notes following the occurrence of a tax event, the purchase price will be equal to the restated principal amount of the notes, plus accrued and unpaid interest from the date of the conversion to the purchase date. See "-- Optional Conversion to Semiannual Coupon Notes Upon Tax Event."

         We will be required to give notice on a date not less than 20 business days prior to the purchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things:

         - whether we will pay the purchase price of LYONs in cash or common stock or any combination thereof, specifying the percentages of each;

         - if we elect to pay in common stock, the method of calculating the market price of the common stock; and

         - the procedures that holders must follow to require us to purchase their LYONs.

         The purchase notice given by each holder electing to require us to purchase LYONs shall be given to the paying agent no later than the close of business on the purchase date and must state:

         - the certificate numbers of the holder's LYONs to be delivered for purchase;

         - the portion of the principal amount at maturity of LYONs to be purchased, which must be $1,000 or an integral multiple of $1,000;

         - that the LYONs are to be purchased by us pursuant to the applicable provisions of the LYONs; and

         - in the event we elect, pursuant to the notice that we are required to give, to pay the purchase price in common stock, in whole or in part, but the purchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the purchase price or portion of the purchase price in common stock is not satisfied prior to the close of business on the purchase date, as described below, whether the holder elects:

                           - to withdraw the purchase notice as to some or all of the LYONs to which it relates; or

                           - to receive cash in such event in respect of the entire purchase price for all LYONs or portions of LYONs subject to such purchase notice.

         If the holder fails to indicate the holder's choice with respect to the election described in the fourth bullet point of the immediately preceding paragraph, the holder shall be deemed to have elected to receive cash in respect of the entire purchase price for all LYONs subject to the purchase notice in these circumstances.

         A holder may withdraw any purchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the purchase date. The notice of withdrawal shall state:

         -       the principal amount at maturity of the LYONs being withdrawn;

         -       the certificate numbers of the LYONs being withdrawn; and

         - the principal amount at maturity, if any, of the LYONs that remain subject to the purchase notice.

         If we elect to pay the purchase price, in whole or in part, in shares of common stock, the number of shares of common stock to be delivered by us shall be equal to the portion of the purchase price to be paid in common stock divided by the market price of a share of common stock.

         We will pay cash based on the market price for all fractional shares of common stock in the event we elect to deliver common stock in payment, in whole or in part, of the purchase price. See "Certain United States Federal Income Tax Consequences -- Sale, Exchange, Conversion or Redemption."

         The "market price" of our common stock means the average of the sale prices of the common stock for the five trading day period ending on (if the third business day prior to the applicable purchase date is a trading day or, if not, then on the last trading day prior to) the third business day prior to the applicable purchase date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such purchase date, of certain events that would result in an adjustment of the conversion rate with respect to the common stock.

         The "sale price" of our common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the common stock is traded or, if the common stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated.

         Because the market price of the common stock is determined prior to the applicable purchase date, holders of LYONs bear the market risk with respect to the value of the common stock to be received from the date such market price is determined to such purchase date. We may pay the purchase price or any portion of the purchase price in common stock only if the information necessary to calculate the market price is published in a daily newspaper of national circulation.

         Upon determination of the actual number of shares of common stock to be issued for each $1,000 principal amount at maturity of LYONs in accordance with the foregoing provisions, we will issue a press release and publish such information on our corporate web site.

         In addition to the above conditions, our right to purchase LYONs, in whole or in part, with common stock is subject to our satisfying various conditions, including:

         - listing such common stock on the principal United States securities exchange on which our common stock is then listed or, if not so listed, on Nasdaq;

         - the registration of the common stock under the Securities Act and the Exchange Act, if required; and

         - any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

         If these conditions are not satisfied with respect to a holder prior to the close of business on the purchase date, we will be required to pay the purchase price of the LYONs of the holder entirely in cash. See "Certain United States Federal Income Tax Consequences -- Sale, Exchange, Conversion or Redemption." We may not change the form or components or percentages of components of consideration to be paid for the LYONs once we have given the notice that we are required to give to holders of LYONs, except as described in the first sentence of this paragraph.

         In connection with any purchase offer, we will to the extent applicable:

         - comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

         - file Schedule TO or any other required schedule under the Exchange Act.

         Our obligation to pay the purchase price for a LYON for which a purchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the LYON, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will cause the purchase price for the LYON to be paid promptly following the later of the purchase date or the time of delivery of the LYON.

         If the paying agent holds money or securities sufficient to pay the purchase price of the LYON on the business day following the purchase date in accordance with the terms of the indenture, then, immediately after the purchase date, the LYON will cease to be outstanding and original issue discount on such LYON will cease to accrue, whether or not the LYON is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the LYON.

         We may not purchase any LYONs for cash at the option of holders if an event of default with respect to the LYONs has occurred and is continuing, other than a default in the payment of the purchase price with respect to such LYONs.

CHANGE IN CONTROL REQUIRES PURCHASE OF LYONS BY CBRL AT THE OPTION OF THE HOLDER

         In the event of a change in control occurring on or prior to April 3, 2007, each holder will have the right, at the holder's option, subject to the terms and conditions of the indenture, to require us to purchase for cash all or any portion of the holder's LYONs in integral multiples of $1,000 principal amount at maturity, at a price for each $1,000 principal amount at maturity of such LYONs equal to the issue price plus accrued original issue discount to the purchase date. We will be required to purchase the LYONs no later than 35 business days after the occurrence of such change in control but in no event prior to the date on which such change in control occurs. We refer to this date in this prospectus as the "change in control purchase date."

         If, prior to a change in control purchase date we have converted the LYONs to semiannual coupon notes following the occurrence of a tax event, we will be required to purchase the notes at a price equal to the restated principal amount plus accrued and unpaid interest to the change in control purchase date.

         Within 15 days after the occurrence of a change in control, we must mail to the trustee and to all holders of LYONs at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the change in control, which notice must state, among other things:

         -        the events causing a change in control;

         -        the date of such change in control;

         - the last date on which a holder may exercise the purchase right;

         -        the change in control purchase price;

         -        the change in control purchase date;

         - the name and address of the paying agent and the conversion agent;

         - the conversion rate and any adjustments to the conversion rate;

         - that LYONs with respect to which a change in control purchase notice is given by the holder may be converted, if otherwise convertible, only if the change in control purchase notice has been withdrawn in accordance with the terms of the indenture; and

         - the procedures that holders must follow to exercise these rights.

         To exercise this right, the holder must deliver a written notice so as to be received by the paying agent no later than the close of business on the change in control purchase date. The required purchase notice upon a change in control must state:

         - the certificate numbers of the LYONs to be delivered by the holder;

         - the portion of the principal amount at maturity of LYONs to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

         - that we are to purchase such LYONs pursuant to the applicable provisions of the LYONs.

         A holder may withdraw any change in control purchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the change in control purchase date. The notice of withdrawal must state:

         -        the principal amount at maturity of the LYONs being withdrawn;

         -        the certificate numbers of the LYONs being withdrawn; and

         - the principal amount at maturity, if any, of the LYONs that remain subject to a change in control purchase notice.

         Our obligation to pay the change in control purchase price for a LYON for which a change in control purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the LYON, together with necessary endorsements, to the paying agent at any time after the delivery of such change in control purchase notice. We will cause the change in control purchase price for such LYON to be paid promptly following the later of the change in control purchase date or the time of delivery of such LYON.

         If the paying agent holds money sufficient to pay the change in control purchase price of the LYON on the change in control purchase date in accordance with the terms of the indenture, then, immediately after the change in control purchase date, original issue discount and semiannual interest on such LYON will cease to accrue, whether or not the LYON is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the change in control purchase price upon delivery of the LYON.

         Under the indenture, a "change in control" of CBRL is deemed to have occurred at such time as:

         - any person, including its affiliates and associates, other than CBRL, its subsidiaries or their employee benefit plans, files a Schedule 13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such person has become the beneficial owner of 50% or more of the voting power of our common stock or other capital stock into which our common stock is reclassified or changed, with certain exceptions; or

         - there shall be consummated any share exchange, consolidation or merger of CBRL pursuant to which the common stock would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of CBRL in which the holders of the common stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

         The indenture does not permit our board of directors to waive our obligation to purchase LYONs at the option of holders in the event of a change in control.

         In connection with any purchase offer in the event of a change in control, we will to the extent applicable:

         - comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

         - file Schedule TO or any other required schedule under the Exchange Act.

         The change in control purchase feature of the LYONs may in certain circumstances make more difficult or discourage a takeover of CBRL. The change in control purchase feature, however, is not the result of our knowledge of any specific effort:

         -        to accumulate shares of our common stock;

         - to obtain control of CBRL by means of a merger, tender offer, solicitation or otherwise; or

         - part of a plan by management to adopt a series of anti-takeover provisions.

         Instead, the change in control purchase feature is a standard term contained in other LYONs offerings that have been marketed by Merrill Lynch. The terms of the change in control purchase feature resulted from negotiations between Merrill Lynch and us.

         We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a change in control with respect to the change in control purchase feature of the LYONs but that would increase the amount of our (or our subsidiaries') outstanding indebtedness.

         In the event a change of control occurs under the LYONs, it would be a default under the terms of our revolving credit facility. As a result, the lenders under our revolving credit facility could accelerate such indebtedness which would be an event of default under the LYONs. We may not purchase LYONs at the option of holders upon a change in control if there has occurred and is continuing an event of default with respect to the LYONs, other than a default in the payment of the change in control purchase price with respect to the LYONs.

OPTIONAL CONVERSION TO SEMIANNUAL COUPON NOTES UPON TAX EVENT

         From and after the date of the occurrence of a tax event, we will have the option to elect to pay interest in cash in lieu of future accruals of original issue discount. Cash interest will be paid at a rate equal to 3.0% per year on a principal amount per LYON (the "restated principal amount") equal to the issue price plus accrued original issue discount to the date of the tax event or the date on which we exercise the option described herein, whichever is later (the "option exercise date"). Except as otherwise described in this section, the other terms of the LYONs will remain unchanged in all material respects.

         Such interest shall accrue from the option exercise date and shall be payable semiannually on the interest payment dates of April 3 and October 3 of each year to holders of record at the close of business on March 19 or September 18 immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the option exercise date. In the event that we exercise our option to pay interest in lieu of accrued original issue discount, the redemption price, purchase price and change in control purchase price on the LYONs will be adjusted, and contingent interest will cease to accrue. However, there will be no change in the holder's conversion rights.

         A "tax event" means that we shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after the date of this prospectus, as a result of:

                  (1) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein; or

                  (2) any amendment to, or change in, an interpretation or application (including through litigation or a settlement involving us) of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of this prospectus, there is more than an insubstantial risk that interest (including tax original issue discount and contingent interest, if any) payable on the LYONs either:

         -        would not be deductible on a current accrual basis; or

         -        would not be deductible under any other method,

in either case in whole or in part, by us (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

         If a proposal were ever enacted and made applicable to the LYONs in a manner that would limit our ability to either:

         - deduct the interest, including tax original issue discount and contingent interest, if any, payable on the LYONs on a current accrual basis; or

         - deduct the interest, including tax original issue discount and contingent interest, if any, payable on the LYONs under any other method for United States federal income tax purposes,

such enactment would result in a tax event and the terms of the LYONs would be subject to modification at our option as described above.

         The modification of the terms of LYONs by us upon a tax event as described above could possibly alter the timing of income recognition by holders of the LYONs with respect to the semiannual payments of interest due on the LYONs after the option exercise date. See "Certain United States Federal Income Tax Consequences -- Tax Event."

EVENTS OF DEFAULT

         The following are events of default for the LYONs:

                  (1) default in payment of the principal amount at maturity (or, if the LYONs have been converted to semiannual coupon notes following a tax event, the restated principal amount), redemption price, purchase price or change in control purchase price with respect to any LYON when such becomes due and payable;

                  (2) default in payment of any contingent interest or of interest which becomes payable after the LYONs have been converted by us into semiannual coupon notes following the occurrence of a tax event, which default, in either case, continues for 30 days;

                  (3) our failure or any guarantor's failure to comply with any of the other agreements in the LYONs, any guarantees or the indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount at maturity of the LYONs then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

                  (4) (A) our failure to make any payment by the end of any applicable grace period after maturity of indebtedness, which term as used in the indenture means obligations (other than nonrecourse obligations) of CBRL or its subsidiaries for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $10 million and continuance of such failure, or (B) the acceleration of indebtedness in an amount (taken together with the amounts in (A)) in excess of $10 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the LYONs then outstanding. However, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred;

                  (5) any guarantee ceases to be in full force and effect or is declared null and void or any guarantor denies that it has any further liability under any guarantee, or gives notice to such effect (other than by reason of the termination of the indenture or the release of any such guarantee in accordance with the indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the guarantor and CBRL to remedy the same shall have been given to us by the trustee or to us and the trustee by the holders of 25% in aggregate principal amount of the LYONs then outstanding; or

                  (6) certain events of bankruptcy or insolvency affecting us or our subsidiaries.

         If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount at maturity of the LYONs then outstanding may declare the issue price of the LYONs plus the original issue discount on the LYONs accrued through the date of such declaration, and any accrued and unpaid interest (including contingent interest, if any) through the date of such declaration, to be immediately due and payable. In the case of certain events of bankruptcy or insolvency of CBRL, the issue price of the LYONs plus the original issue discount and any contingent interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable. If the LYONs have been converted to semiannual coupon notes following the occurrence of a tax event, the amount due on an acceleration will be the restated principal amount plus accrued and unpaid interest.

MERGER, CONSOLIDATION AND SALES OF ASSETS

         The indenture provides that we may not consolidate with or merge with or into any other person or persons or convey, transfer or lease our properties and assets substantially as an entirety to another person or persons, and we will not permit any subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of CBRL and our subsidiaries on a consolidated basis to any other person or persons, unless at the time and after giving effect thereto:

                  (i) either (A) if the transaction or transactions is a merger or consolidation, CBRL or such subsidiary shall be the surviving person of such merger or consolidation, or (B) the person formed by such consolidation or into which CBRL or such subsidiary is merged or to which the properties or assets of CBRL or such subsidiary, as the case may be, are sold, assigned, transferred, leased or otherwise disposed of, shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the person formed by such consolidation or surviving such merger or to which such sale, assignment, transfer, lease or other disposition is made assumes all obligations of CBRL or such subsidiary under the LYONs and the indenture; and

                  (iii) CBRL or such subsidiary or such successor person shall not immediately thereafter be in default under the indenture.

         Upon the sale of a guarantor the surviving person must assume the obligations of the guarantor and the surviving person must be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, unless all of the assets or all of the common stock of such guarantor are sold to a non-affiliate of CBRL, in which case the guarantee is released.

         Upon the assumption of CBRL's or such subsidiary's obligations by such a person in such circumstances, subject to certain exceptions, CBRL shall be discharged from all obligations under the LYONs and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions occurring on or prior to April 3, 2007 could constitute a change in control of CBRL permitting each holder to require CBRL to purchase the LYONs of such holder as described above.

MODIFICATION

         We and the trustee may enter into supplemental indentures that add, change or eliminate provisions of the indenture or modify the rights of the holders of the LYONs with the consent of the holders of at least a majority in principal amount at maturity of the LYONs then outstanding. However, without the consent of each holder, no supplemental indenture may:

         - alter the manner of calculation or rate of accrual of original issue discount or interest (including contingent interest) on any LYON or extend the time of payment;

         - make any LYON payable in money or securities other than that stated in the LYON;

         -        change the stated maturity of any LYON;

         - reduce the principal amount at maturity, accrued original discount, redemption price, purchase price or change in control purchase price with respect to any LYON;

         - make any change that adversely affects the right of a holder to convert any LYON;

         - make any change that adversely affects the right to require us to purchase a LYON;

         - impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the LYONs;

         - change the provisions in the indenture that relate to modifying or amending the indenture; or

         - release any guarantor from any of its obligations under its guarantee other than in accordance with the terms of the indenture.

         Without the consent of any holder of LYONs, we and the trustee may enter into supplemental indentures for any of the following purposes:

         - to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the LYONs;

         - to add to our covenants for the benefit of the holders of the LYONs or to surrender any right or power conferred upon us;

         -        to secure our obligations in respect of the LYONs;

         - to make any changes or modifications to the indenture necessary in connection with the registration of the LYONs under the Securities Act and the qualification of the LYONs under the Trust Indenture Act as contemplated by the indenture;

         -        to cure any ambiguity or inconsistency in the indenture; and

         - to make any change that does not adversely affect the rights of the holders of the LYONs.

         The holders of a majority in principal amount at maturity of the outstanding LYONs may, on behalf of the holders of all LYONs:

         - waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture; and

         - waive any past default under the indenture and its consequences, except a default in the payment of the principal amount at maturity, issue price, accrued and unpaid interest, accrued and unpaid contingent interest, accrued original issue discount, redemption price, purchase price or change in control purchase price or obligation to deliver common stock upon conversion with respect to any LYON or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding LYON affected.

DISCHARGE OF THE INDENTURE

         We may satisfy and discharge our obligations under the indenture if we deliver to the trustee for cancellation all outstanding LYONs or if we or any guarantor irrevocably deposits, with the trustee, the paying agent or the conversion agent, if applicable after all of the LYONs have become due and payable, whether at stated maturity, or any redemption date, or any purchase date, or a change in control purchase date, or upon conversion or otherwise, cash or shares of common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding LYONs and paying all other sums payable under the indenture.

CALCULATIONS IN RESPECT OF LYONS

         We are responsible for making all calculations called for under the LYONs. These calculations include, but are not limited to, determination of the average market prices of the LYONs and of our common stock and amounts of contingent interest payments, if any, payable on the LYONs. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of LYONs. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.

LIMITATIONS OF CLAIMS IN BANKRUPTCY

         If a bankruptcy proceeding is commenced in respect of CBRL or a guarantor, the claim of the holder of a LYON is, under Title 11 of the United States Code, limited to the issue price of the LYON plus that portion of the original issue discount that has accrued from the date of issue to the commencement of the proceeding.

GOVERNING LAW

         The indenture, the guarantees and the LYONs are governed by, and construed in accordance with, the law of the State of New York.

INFORMATION CONCERNING THE TRUSTEE

         Wachovia Bank, National Association is the trustee, registrar, paying agent and conversion agent under the indenture for the LYONs. Wachovia Bank, National Association is also a lender under our revolving credit facility and has in the past and may in the future provide banking and other services to us or our subsidiaries in the ordinary course of their business. See "Description of Our Revolving Credit Facility."

BOOK-ENTRY SYSTEM

         The LYONs that were sold to qualified institutional buyers are evidenced by global securities, which we deposited with, or on behalf of, DTC and registered in the name of Cede & Co. as DTC's nominee. DTC or its nominee will be the sole registered holder of the LYONs for all purposes under the indenture. Owners of beneficial interests in the LYONs represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require repurchase of their interests in the LYONs, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of LYONs under the global securities or the indenture. CBRL and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities.

         We are not responsible for the performance by DTC or its participants or indirect participants of their obligations. The trustee also is not responsible for such performance. DTC has advised us that it will take any action permitted to be taken by a holder of LYONs, only at the direction of one or more participants with an interest in a global security, and only with respect to the principal amount at maturity as to which the participants have given it a direction.

EXCHANGE OF GLOBAL SECURITIES

         The LYONs, represented by one or more global securities will be exchangeable for certificated securities with the same terms only if:

         - DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed by us within 90 days;

         - we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or

         -        a default under the indenture occurs and is continuing.

         DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions among its participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including Merrill Lynch, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

REGISTRATION RIGHTS

         CBRL and the guarantors entered into a registration rights agreement with Merrill Lynch pursuant to which they, at their expense, for the benefit of the holders, are required, within 90 days after April 3, 2002, to file with the SEC a shelf registration statement covering resale of the LYONs and the shares of common stock issuable upon conversion of the LYONs. CBRL and the guarantors are required to use reasonable efforts to cause the shelf registration statement to become effective within 180 days of April 3, 2002, and to keep a shelf registration statement effective until the earlier of (i) the sale pursuant to a shelf registration statement of all the securities registered thereunder and
(ii) the expiration of the holding period applicable to such securities held by persons that are not affiliates of CBRL under Rule 144(k) under the Securities Act or any successor provision, subject to certain permitted exceptions. CBRL is permitted to suspend the use of this prospectus under certain circumstances relating to corporate developments, public filings with the SEC and similar events for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 120 days in any 12-month period. CBRL agreed to pay predetermined liquidated damages as described herein ("Liquidated Damages") to holders of transfer restricted LYONs and holders of transfer restricted shares of common stock issued upon conversion of the LYONs, if a shelf registration statement is not timely filed or made effective or if the prospectus is unavailable for the periods in excess of those permitted above. Such Liquidated Damages shall accrue until such failure to file or become effective or unavailability is cured, (i) in respect of any LYONs, at a rate per year equal to 0.25% for the first 90-day period after the occurrence of such event and 0.5% thereafter of the Applicable Principal Amount (as defined below) thereof and,
(ii) in respect of any shares of common stock issued upon conversion at a rate per year equal to 0.25% for the first 90-day period and 0.5% thereafter of the then Applicable Conversion Price (as defined below). So long as the failure to file or become effective or unavailability continues, we will pay Liquidated Damages in cash on April 3 and October 3 of each year to the holders of record of the transfer restricted LYONs or transfer restricted shares of common stock on the immediately preceding March 19 or September 18. When such registration default is cured, accrued and unpaid Liquidated Damages will be paid in cash to the record holder as of the date of such cure.

         A holder who sells LYONs and shares of common stock issued upon conversion of the LYONs pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus, deliver a prospectus to purchasers and be bound by certain provisions of the registration rights agreement that are applicable to such holder, including certain indemnification provisions. CBRL must pay all expenses of a shelf registration statement, provide to each registered holder copies of such prospectus, notify each registered holder when the shelf registration statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the LYONs and the shares of common stock issued upon conversion of the LYONs.

         The term "Applicable Principal Amount" means, as of any date of determination, with respect to each $1,000 principal amount at maturity of LYONs, the sum of the initial issue price of such LYONs ($409.30) plus accrued original issue discount with respect to such LYONs through such date of determination or, if no LYONs are then outstanding, such sum calculated as if such LYONs were then outstanding.

         The term "Applicable Conversion Price" means, as of any date of determination, the Applicable Principal Amount per $1,000 principal amount at maturity of LYONs as of such date of determination divided by the conversion rate in effect as of such date of determination or, if no LYONs are then outstanding, the conversion rate that would be in effect were LYONs then outstanding.

         The registration rights agreement requires CBRL to give notice to all holders of the filing and effectiveness of the shelf registration statement and issue a release to Businesswire, Reuters Economic Services, Bloomberg Business News or other reasonable means of distribution. A holder who sells LYONs or shares of common stock issued upon conversion of the LYONs pursuant to the shelf registration statement must complete and deliver to us a notice and questionnaire (the "Questionnaire") at least five business days prior to any intended distribution of LYONs and our shares of common stock issuable in respect of the LYONs pursuant to a shelf registration statement. Holders are required to complete and deliver the Questionnaire prior to the effectiveness of a shelf registration so that such holder may be named as a selling security holder in the related prospectus. Upon receipt of such a completed Questionnaire, together with such other information as may be reasonably requested by CBRL, from a holder following the effectiveness of a shelf registration statement, CBRL will, as promptly as practicable, file such amendments to a shelf registration statement or supplements to the prospectus as are necessary to permit such holder to deliver this prospectus to purchasers of LYONs and our shares of common stock issuable upon conversion of the LYONs, subject to CBRL's right to suspend the use of this prospectus as described above. Any holder that does not complete and deliver a Questionnaire or provide such other information will not be named as a selling securityholder in the prospectus and therefore will not be permitted to sell the LYONs or our shares of common stock issuable upon conversion of the LYONs pursuant to the shelf registration statement.

         The summary herein of certain provisions of the registration rights agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, which is incorporated by reference into the registration statement of which this prospectus forms a part.

                  DESCRIPTION OF OUR REVOLVING CREDIT FACILITY

         We have in place a $250 million revolving credit facility, which currently matures on December 31, 2003. Amounts under the revolving credit facility may be borrowed and prepaid from time to time. Interest is payable on advances under the revolving facility at either (1) the bank's prime rate or (2) LIBOR plus an amount based upon the ratio of our lease adjusted funded debt to EBITDAR, as defined in the revolving credit facility. As of May 3, 2002, the weighted average interest rate on borrowings under the revolving credit facility was 4.75%.

         The revolving credit facility provides for the usual and customary affirmative and negative covenants. In addition, the revolving credit facility:
(1) requires satisfaction of certain financial ratios and tests; (2) limits our ability to create liens on assets; (3) limits our ability to engage in mergers and sales of assets; and (4) limits our ability to engage in transactions with affiliates.

         Additionally, each of our subsidiaries (except Excluded Subsidiaries), so long as we have any commitment outstanding under the revolving credit facility, is required to guarantee the payment, when due, of principal, interest and other amounts that become payable by CBRL and is required, when necessary, to assist us in complying with the covenants and agreements under the revolving credit facility.

         We used approximately $108 million of the proceeds of the initial sale of the LYONs to Merrill Lynch to repay a portion of the amounts outstanding under the revolving credit facility. We may reborrow any such repaid amounts for various reasons, including additional share repurchases and general corporate purchases, subject to the covenants of the revolving credit facility. At May 3, 2002, we had $22 million outstanding under our revolving credit facility.

                        DESCRIPTION OF OUR CAPITAL STOCK

         Our authorized capitalization consists of 500,000,000 shares, of which 400,000,000 shares are classified and designated common stock, par value $0.01 per share, and 100,000,000 shares are classified and designated preferred stock, par value $0.01 per share.

COMMON STOCK

         Holders of our common stock are entitled to:

         -        unlimited voting rights;

         - receive dividends out of funds legally available for distribution when and if declared by our board of directors; and

         -        receive the net assets of this corporation upon dissolution.

         Holders of our common stock do not have any preemptive rights to purchase or otherwise acquire any shares of stock of any class of CBRL, or any options or rights to purchase shares of any class, or any other securities of CBRL convertible into or carrying an option to purchase shares of any class, whether now or hereafter authorized. In addition, holders of our common stock do not have the right to cumulate their votes with respect to the election of directors or any other matters.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is SunTrust Bank, Atlanta, Georgia.

PREFERRED STOCK

         Our charter authorizes the board to issue, without further shareholder approval, up to 100,000,000 shares of preferred stock from time to time in one or more series with such designations, powers, preferences and relative voting, distribution, dividend, liquidation, transfer, redemption, merger and other rights, or restrictions as may be provided for the issue of such series by resolution and amendment to our charter adopted by our board of directors. This generally is referred to as "blank check" preferred stock. The preferred stock could have priority over common stock as to dividends and as to the distribution of our assets upon any liquidation, dissolution or winding up of CBRL. We have no plans at this time to issue any of the 100,000,000 authorized shares of preferred stock.

TENNESSEE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

         The Tennessee Business Combination Act and the Tennessee Control Share Acquisition Act provide certain anti-takeover protections for Tennessee corporations.

THE TENNESSEE BUSINESS COMBINATION ACT, OR THE TBCA

         The TBCA governs all Tennessee companies. It imposes a five-year standstill on transactions such as mergers, share exchanges, sales of assets, liquidations and other interested party transactions between Tennessee corporations and "interested shareholders" and their associates or affiliates, unless the business combination is approved by the board of directors before the interested shareholder goes above the 10% ownership threshold. Thereafter, the transaction either requires a two-thirds vote of the shareholders other than the interested shareholder or satisfaction of certain fair price standards.

         The TBCA also provides for additional exculpatory protection for the board of directors in resisting mergers, exchanges and tender offers if a Tennessee corporation's charter specifically opts-in to such provisions. A Tennessee corporation's charter may specifically authorize the members of a board of directors, in the exercise of their judgment, to give due consideration to factors other than price and to consider whether a merger, exchange, tender offer or significant disposition of assets would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation operates, or any other relevant factor in the exercise of their fiduciary duty to the shareholders.

         Our charter expressly opts-in and provides for exculpation of the board of directors to the full extent permitted under the TBCA. The opt-in will have the effect of protecting us from unwanted takeover bids, because the board of directors is permitted by the charter to take into account all relevant factors in performing its duly authorized duties and acting in good faith and in the best interests of CBRL.

THE TENNESSEE CONTROL SHARE ACQUISITION ACT OR THE TCSA

         Sections 48-35-301 through 48-35-312 of the TCSA limit the voting rights of shares owned by a person above certain percentage thresholds, unless the non-interested shareholders of the corporation approve the acquisition above the designated threshold. However, the TCSA only applies to corporations whose charter or bylaws contain an express declaration that control share acquisitions are to be governed by the TCSA. In addition, the charter or bylaws must specifically provide for the redemption of control shares or appraisal rights for dissenting shareholders in a control share transaction.

         Our charter makes all of the express declarations necessary to avail us of the full protection under the TCSA. The provisions described above will have the general effect of discouraging, or rendering more difficult, unfriendly takeover or acquisition attempts. Consequently, such provisions would be beneficial to current management in an unfriendly takeover attempt but could have an adverse effect on shareholders who might wish to participate in such a transaction. However, management believes that such provisions are advantageous to shareholders in that they will permit management and the shareholders to carefully consider and understand a proposed acquisition and may require a higher level of shareholder participation in the decision.

         Pursuant to Section 48-35-308 of the TCSA, we, at our option, may redeem from an acquiring person all, but not less than all, control shares acquired in a control share acquisition, at any time during the period ending 60 days after the last acquisition of control shares by that person, for the fair value of those shares, if (1) no control acquisition statement has been filed, or (2) a control acquisition statement has been filed and the shares are not accorded voting rights by the shareholders of this corporation pursuant to
Section 48-35-307. For purposes of this subparagraph, fair value shall be determined as of the effective date of the vote of the shareholders denying voting rights to the acquiring person, if a control acquisition statement is filed, or if no control acquisition statement is filed, as of the date of the last acquisition of control shares by the acquiring person in a control share acquisition.

         Pursuant to Section 48-35-309 of the TCSA, if control shares acquired in a Control Share Acquisition are accorded voting rights and the acquiring person has acquired control shares that confer upon that person a majority or more of all voting power entitled to vote generally with respect to the election of directors, all this corporation's shareholders of record, other than the acquiring person, who have not voted in favor of granting those voting rights to the acquiring person shall be entitled to an appraisal of the fair market value of their shares in accordance with Chapter 23 of the TBCA.

SHAREHOLDER RIGHTS PLAN

         On September 7, 1999, our board of directors declared a dividend of one right for each outstanding share of our common stock. That dividend was distributed on September 27, 1999. Until the earlier of the "Distribution Date" or the "Expiration Date" (as those terms are defined in the CBRL Rights Agreement), CBRL will issue one right with each share of our common stock that is issued. The rights trade with the common stock until the Distribution Date, at which time, the rights separate and will become evidenced by separate rights certificates.

         The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or business combination approved by our board of directors prior to the time that there is an "Acquiring Person" (as defined in the CBRL Rights Agreement) or a tender offer for 30% or more of the outstanding shares of our common stock is commenced. Ten business days after either of those events, the rights become exercisable for that number of shares of our common stock that have a value equal to two times the exercise price of the rights (currently $65 per share, subject to certain adjustments). Until there occurs one of the triggering events, however, the rights generally may be redeemed by our board of directors at $0.01 per right.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a summary of material United States federal income tax consequences relevant to holders of LYONs. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes in effective dates) or possible differing interpretations. The discussion below deals only with LYONs held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding LYONs in a tax-deferred or tax-advantaged account, or persons holding LYONs as a hedge against currency risks, as a position in a "straddle" or as part of a "hedging" or "conversion" transaction for tax purposes. Persons considering the purchase of the LYONs must consult their own tax advisors concerning the application of the United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the LYONs arising under the laws of any other taxing jurisdiction.

         We do not address all of the tax consequences that may be relevant to a U.S. Holder (as defined below). In particular, we do not address:

         - the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of LYONs;

         - the United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of LYONs;

         - persons who hold the LYONs whose functional currency is not the United States dollar;

         - any state, local or foreign tax consequences of the purchase, ownership or disposition of LYONs; or

         - any United States federal, state, local or foreign tax consequences of owning or disposing of the common stock.

         A U.S. Holder is a beneficial owner of the LYONs who or which is:

         - a citizen or individual resident of the United States, as defined in Section 7701(b) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code);

         - a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

         - an estate if its income is subject to United States federal income taxation regardless of its source; or

         - a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions.

         Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as a U.S. Holder prior to such date, may also be treated as U.S. Holders. A Non-U.S. Holder is a holder of LYONs other than a U.S. Holder.


         No statutory or judicial authority directly addresses the treatment of the LYONs or instruments similar to the LYONs for United States federal income tax purposes. The Internal Revenue Service (which we refer to as the IRS) has recently issued a ruling on the tax treatment of an instrument similar to the LYONs. Revenue Ruling

2002-31 (May 6, 2002). No rulings on behalf of CBRL have been sought or are expected to be sought from the IRS with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.


         WE STRONGLY URGE PROSPECTIVE INVESTORS TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE LYONS AND THE COMMON STOCK IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE LYONS

         It is the opinion of our counsel, Dinsmore & Shohl LLP, that the LYONs will be treated as indebtedness for United States federal income tax purposes and that the LYONs will be subject to the special regulations governing contingent payment debt instruments (which we refer to as the CPDI regulations).

ACCRUAL OF INTEREST ON THE LYONS

         Pursuant to the terms of the indenture, we and each holder of the LYONs agree, for United States federal income tax purposes, to treat the LYONs as debt instruments that are subject to the CPDI regulations. Pursuant to these regulations, U.S. Holders of the LYONs will be required to accrue interest income on the LYONs, in the amounts described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting. Accordingly, U.S. Holders will be required to include interest in taxable income in each year in excess of the accruals on the LYONs for non-tax purposes and in excess of any contingent interest payments actually received in that year.

         The CPDI regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the LYONs that equals:

                  (1) the product of (i) the adjusted issue price (as defined below) of the LYONs as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of the LYONs, adjusted for the length of the accrual period;

                  (2)  divided by the number of days in the accrual period; and

                  (3) multiplied by the number of days during the accrual period that the U.S. Holder held the LYONs.

         A LYON's issue price is the first price at which a substantial amount of the LYONs is sold to qualified institutional buyers, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a LYON is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (described below) through the date that the adjusted issue price is being determined.

         Our counsel, Dinsmore & Shohl LLP, has advised us that the term "comparable yield" means the annual yield we would pay, as of the initial issue date, on a fixed-rate, nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the LYONs. Based in part on that advice, we intend to take the position that the comparable yield for the LYONs is 7.32%, compounded semiannually. The specific yield, however, is not entirely clear. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, the payments made could differ materially from those shown on the projected payment schedule (defined below) provided by us.

         The CPDI regulations require that we provide to U.S. Holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the LYONs. This schedule must produce the comparable yield. The projected payment schedule includes estimates for certain payments of contingent interest, paid in cash, and an estimate for a payment at maturity taking into account the conversion feature.

         The comparable yield and the schedule of projected payments are set forth in the indenture. U.S. Holders may also obtain the projected payment schedule by submitting a written request for such information to: CBRL Group, Inc., P.O. Box 787, 305 Hartmann Drive, Lebanon, Tennessee 37088-0787,
Attention: Corporate Secretary.

         For United States federal income tax purposes, a U.S. Holder must use the comparable yield and the schedule of projected payments in determining its interest accruals, and the adjustments thereto described below, in respect of the LYONs, unless such U.S. Holder timely discloses and justifies the use of other estimates to the IRS. A U.S. Holder that determines its own comparable yield or schedule of projected payments must also establish that our comparable yield or schedule of projected payments is unreasonable.

         THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF A U.S. HOLDER'S INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE LYONS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE LYONS.

         Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

ADJUSTMENTS TO INTEREST ACCRUALS ON THE LYONS

         If, during any taxable year, a U.S. Holder receives actual payments with respect to the LYONs for that taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a "net positive adjustment" under the CPDI regulations equal to the amount of such excess. The U.S. Holder will treat a "net positive adjustment" as additional interest income for the taxable year. For this purpose, the payments in a taxable year include the fair market value of property received in that year.

         If a U.S. Holder receives in a taxable year actual payments with respect to the LYONs for that taxable year that in the aggregate were less than the amount of projected payments for that taxable year, the U.S. Holder will incur a "net negative adjustment" under the CPDI regulations equal to the amount of such deficit. This adjustment will (a) reduce the U.S. Holder's interest income on the LYONs for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder's interest income on the LYONs during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments.

         If a U.S. Holder purchases LYONs at a discount or premium to the adjusted issue price, the discount will be treated as a positive adjustment and the premium will be treated as a negative adjustment. The U.S. Holder must reasonably allocate the adjustment over the remaining term of the LYONs by reference to the accruals of original issue discount at the comparable yield or to the projected payments. It may be reasonable to allocate the adjustment over the remaining term of the LYONs pro rata with the accruals of original issue discount at the comparable yield. You should consult with your tax advisors regarding these allocations.

SALE, EXCHANGE, CONVERSION OR REDEMPTION

         Generally, the sale or exchange of a LYON, or the redemption of a LYON for cash, will result in taxable gain or loss to a U.S. Holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the LYONS includes the receipt of stock upon conversion as a contingent payment with respect to the LYONs. Accordingly, we intend to treat the receipt of our common stock by a U.S. Holder upon the conversion of a LYON, or upon the holder's exercise of put right where we elect to pay in common stock, as a contingent payment under the CPDI regulations. As described above, holders are generally bound by our determination of the comparable yield and the schedule of projected payments. Under this treatment, a conversion or such a redemption will also result in taxable gain or loss to the U.S. Holder. The amount of gain or loss on a taxable sale, exchange, conversion or redemption will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any of our common stock received, and (b) the U.S. Holder's adjusted tax basis in the LYON. A U.S. Holder's adjusted tax basis in a LYON will generally be equal to the U.S. Holder's original purchase price for the LYON, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above, other than adjustments to reflect discount or premium to the adjusted issue price, if any), and decreased by the amount of any projected payments through the date of determination. Gain recognized upon a sale, exchange, conversion or redemption of a LYON will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the LYON is held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.

         A U.S. Holder's tax basis in our common stock received upon a conversion of a LYON or upon a holder's exercise of a put right that we elect to pay in common stock will equal the then current fair market value of such common stock. The U.S. Holder's holding period for the common stock received will commence on the day immediately following the date of conversion or the holder's exercise of its put right.

CONSTRUCTIVE DIVIDENDS

         If at any time we make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the LYONs, the conversion rate of the LYONs is increased, such increase may be deemed to be the payment of a taxable dividend to holders of the LYONs.

         For example, an increase in the conversion rate in the event of distributions of our evidences of indebtedness or our assets or an increase in the event of an extraordinary cash dividend will generally result in deemed dividend treatment to holders of the LYONs, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for common stock will not.

TREATMENT OF NON-U.S. HOLDERS

         Assuming that shares of our common stock continue to be, and the LYONs are, actively traded, all interest payments on the LYONs made to a Non-U.S. Holder, including a payment in shares of our common stock pursuant to a conversion, and any gain realized on a sale or exchange of the LYONs (other than gain attributable to accrued contingent interest payments), will be exempt from United States federal income or withholding tax, provided that: (i) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and is not a bank receiving certain types of interest, (ii) the certification requirement described below has been fulfilled with respect to the Non-U.S. Holder, (iii) such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States and (iv) with respect to gain, (A) if the Non-U.S. Holder is an individual, the individual is not present in the United States for 183 days or more in the year of the sale or exchange and certain other conditions are met and (B) we have not been a United States real property holding corporation (a "USRPHC"), as defined below, at any time during the shorter of the five-year period ending on the date of the disposition of a LYON or the Non-U.S. Holder's holding period for the LYONs. However, if a Non-U.S. Holder were deemed to have received a constructive dividend (see "--Constructive Dividends" above), the Non-U.S. Holder will generally be subject to United States federal withholding tax at a 30% rate, subject to a reduction by an applicable treaty, on the taxable amount of such dividend.

         The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a LYON certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. person and provides its name and address.

         We will be treated as a USRPHC if the fair market value of the United States real property interests held by us is fifty percent (50%) or more of the aggregate fair market value of our worldwide real property interests plus our business assets. We have made no determination as to whether we are a USRPHC. If we were a USRPHC, Non-U.S. Holders who own, actually or constructively, in excess of five percent (5%) of all of our outstanding stock generally will be subject to United States federal income tax on gains realized on the disposition of the LYON.

         If a Non-U.S. Holder of a LYON is engaged in a trade or business in the United States, and if payments on the LYON are effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will generally be taxed in the same manner as a U.S. Holder on interest and on any gain realized on the sale or exchange of the LYONs, except that the Non-U.S. Holder will be required to provide to us or our paying agent a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their own advisors with respect to other U.S. tax consequences of the ownership and disposition of LYONs including the possible imposition of a 30% branch profits tax.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         Information returns may be filed with the IRS in connection with payments on the LYONs and the proceeds from a sale or other disposition of the LYONs. A U.S. Holder may be subject to United States federal backup withholding tax at the rates specified in the Code on these payments if it fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding.

         A Non-U.S. Holder may be subject to United States backup withholding tax on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person. The certification procedures required to claim the exemption from United States federal withholding tax on certain payments on the LYONs described above will satisfy the certification requirements necessary to avoid the United States federal backup withholding tax as well.

         The amount of any backup withholding from a payment will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

TAX EVENT

         The modification of the terms of the LYONs by us upon a Tax Event as described in "Description of LYONs -- Optional Conversion to Semiannual Coupon Notes Upon Tax Event," could possibly alter the timing of income recognition by the holders with respect to the semiannual payments of interest due after the option exercise date.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under "Risk Factors."

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts and entities whose underlying assets include the assets of such plans (together with ERISA Plans, "Plans") and certain persons (referred to as "parties in interest" under ERISA or "disqualified persons" under the Code) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

         The purchase and holding of the LYONs or any interest therein by or on behalf of a Plan could result in prohibited transactions and the imposition of excise taxes and civil penalties under ERISA or the Code unless a U.S. Department of Labor ("DOL") prohibited transaction exemption applies and the conditions for such an exemption are satisfied. Plan fiduciaries must determine whether the acquisition and holding of the LYONs and the acquisition of common stock issuable upon conversion thereof would result in prohibited transactions.

         The fiduciary of a Plan that proposes to purchase and hold the LYONs, should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of Plan assets. Such parties in interest or disqualified persons could include, without limitation, CBRL Group, Inc., Merrill Lynch and any of their respective affiliates. Depending on the satisfaction of certain conditions, which may include the identity of the Plan fiduciary making the decision to acquire or hold the LYONs on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the LYONs, and the conditions of each potentially applicable Class Exemption must be reviewed by the fiduciary of a Plan in the context of a proposed investment in a LYONs.

         The sale of the LYONs to a Plan is in no respect a representation by CBRL Group, Inc., Merrill Lynch or any of their respective affiliates, that such an investment meets all relevant legal requirements with respect to investments by the Plans generally or any particular Plan, or that such an investment is appropriate for the Plans generally or any particular Plan.

         Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing the LYONs.

         Any insurance company proposing to invest assets of its general account in the LYONs should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the DOL in January 2000.

         Each purchaser of LYONs offered hereby will be deemed by such purchase to have represented and warranted, and each subsequent transferee who acquires or accepts a LYON or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted, that on each day from the date on which the purchaser or subsequent transferee acquires such LYONs through and including the date on which the purchaser or subsequent transferee disposes of its interests in such LYONs, either that: (i) it is not an ERISA Plan or other Plan, an entity whose underlying assets include the assets of any such ERISA Plan or other Plan by reason of Department of Labor Regulation Section 2510.3-101 or otherwise, or a governmental plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (ii) its purchase, holding and subsequent disposition of such LYONs or interest therein will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) for which an exemption is not available, all the conditions of which are satisfied.

         EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAWS OF AN INVESTMENT IN ANY OF THE LYONS OR COMMON STOCK ISSUABLE UPON CONVERSION THEREOF.

                                  LEGAL MATTERS

         Certain legal matters regarding the LYONs and shares of common stock issuable upon conversion of the LYONs have been passed upon for CBRL by Dinsmore & Shohl LLP, Nashville, Tennessee.

                                     EXPERTS

         The consolidated financial statements incorporated by reference in this prospectus from CBRL's Annual Report on Form 10-K for the year ended August 3, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         With respect to the unaudited financial information for the periods ended November 2, 2001, October 27, 2000, February 1, 2002, January 26, 2001, May 3, 2002 and April 27, 2001 which is incorporated herein by reference from the Quarterly Reports on Form 10-Q for the periods ended November 2, 2001, February 1, 2002 and May 3, 2002, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in CBRL's Quarterly Reports on Form 10-Q for the quarters ended November 2, 2001, February 1, 2002 and May 3, 2002 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses payable in connection with the issuance and distribution of the LYONs and underlying common stock being registered hereby, other than underwriting discounts and commissions (which will be described in the applicable prospectus supplement). All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by us.

         SEC Registration Fee ..........  $15,892.55
         Accounting Fees and Expenses...   10,000.00
         Legal Fees and Expenses........   20,000.00
         Printing Expenses .............    6,000.00
                                          ----------
         Total .........................  $51,892.55
                                          ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests;
(c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or
(c) such officer or director breached his duty of care to the corporation.

         CBRL's Charter and Bylaws provide that CBRL shall indemnify to the full extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, trustee, or employee of CBRL or of another corporation if serving at the request of CBRL. CBRL's Bylaws provide further that CBRL shall advance expenses to such persons to the full extent allowed by the laws of the State of Tennessee, as now in effect and as hereafter adopted. Under CBRL's Bylaws, such indemnification and advancement of expenses provisions are not exclusive of any other right that a person seeking indemnification may have or acquire both as to action in his or her official capacity and as to action in another capacity.

         CBRL maintains a contract for insurance coverage under which the officers and directors of CBRL are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers.

         The selling securityholders have agreed, pursuant to the registration rights agreement, to indemnify us and each person who controls us within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against certain liabilities, including liabilities arising under the Securities Act.

ITEM 16. EXHIBITS.

         The following exhibits are furnished according to Item 601 of Regulation S-K:

         4.1      Charter of CBRL Group, Inc. (incorporated by reference to
                  Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, filed with the Commission on August 28, 1998 (File No. 333-62469).

         4.2      Bylaws of CBRL Group, Inc. (incorporated by reference to
                  Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, filed with the Commission on August 28, 1998 (File No. 333-62469).

         4.3 Shareholder Rights Agreement dated September 7, 1999 (incorporated by reference to Exhibit 1 to the Registrant's Form 8-A, filed with the Commission on September 21, 1999 (File No. 000-25225).

         4.4 Indenture, dated as of April 3, 2002, among the Registrant, the Guarantors (as defined therein) and Wachovia Bank, National Association, as trustee, relating to the LYONs (incorporated by reference to Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 3, 2002, filed with the Commission on June 7, 2002 (File No. 000-25225).


         4.5 First Supplement to Indenture, dated as of June 19, 2002, by and among the Registrant, LRI Gift Card Management Co. and Wachovia Bank, National Association, as trustee.*


         4.6 Form of Certificate for LYONs (included in the Indenture filed as Exhibit 4.4 hereof).

         4.7 Form of Guarantee of LYONs (included in the Indenture filed as Exhibit 4.4 hereof).

         4.8 Registration Rights Agreement, dated as of April 3, 2002, by and among the Registrant, the Guarantors (as defined therein), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to
                  Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 3, 2002, filed with the Commission on June 7, 2002 (File No. 000-25225).


         5 Opinion of Dinsmore & Shohl LLP as to the registered securities.*



         8        Opinion of Dinsmore & Shohl LLP as to certain tax matters.*



         12       Computation of Ratio of Earnings to Fixed Charges.*


         15       Awareness Letter of Deloitte & Touche LLP.

         23.1 Consent of Dinsmore & Shohl LLP (included in Exhibits 5 and 8 hereof).

         23.2     Consent of Deloitte & Touche LLP.


         24       Power of Attorney.*



         25 Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wachovia Bank, National Association.*




----------
*Previously filed.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.



                                  CBRL GROUP, INC.



                                  By: /s/
                                     --------------------------------------
                                  Name:   James F. Blackstock
                                  Title:  Senior Vice President, General Counsel
                                          and Secretary




        Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                           TITLE                                DATE
                ---------                                           -----                                ----

              *
--------------------------------------     President and Chief Executive Officer; Director                *
Michael A. Woodhouse                       (principal executive officer)

              *
--------------------------------------     Senior Vice President, Finance and Chief Financial             *
Lawrence E. White                          Officer
                                           (principal financial officer)

              *
--------------------------------------     Assistant Treasurer                                            *
Patrick A. Scruggs                         (principal accounting officer)

              *
--------------------------------------     Director                                                       *
Robert V. Dale

              *
--------------------------------------     Director and Chairman                                          *
Dan W. Evins

              *
--------------------------------------     Director                                                       *
Edgar W. Evins

              *
--------------------------------------     Director                                                       *
Robert C. Hilton

              *
--------------------------------------     Director                                                       *
Charles E. Jones, Jr.



               *
--------------------------------------     Director                                                       *
Charles T. Lowe, Jr.


               *
--------------------------------------     Director                                                       *
B. F. "Jack" Lowery


               *
--------------------------------------     Director                                                       *
Gordon L. Miller


               *
--------------------------------------     Director                                                       *
Martha M. Mitchell


               *
--------------------------------------     Director                                                       *
Jimmie D. White

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                       CRACKER BARREL OLD COUNTRY STORE, INC.



                                       By: /s/
                                           -------------------------------------
                                       Name:   James F. Blackstock
                                       Title:  Senior Vice President







         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                 *
------------------------------------       Chief Executive Officer and Director                                *
Michael A. Woodhouse                       (principal executive officer)


                 *
------------------------------------       Chief Financial Officer                                             *
Lawrence E. White                          (principal financial officer)


                 *
------------------------------------       Assistant Treasurer                                                 *
Patrick Scruggs                            (principal accounting officer)


                 *
------------------------------------       Director and Chairman                                               *
Dan W. Evins


                 *
------------------------------------       President and Chief Operating Officer; Director                     *
Donald M. Turner

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                      CPM MERGER CORPORATION



                      By: /s/
                          ------------------------------------------------------
                      Name:   James F. Blackstock
                      Title:  Vice President and Secretary






         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                *
------------------------------------       President, Chief Operating Officer and Treasurer; Director          *
Michael A. Woodhouse                       (principal executive, financial and accounting officer)


                *
------------------------------------       Director                                                            *
Dan W. Evins


                *
------------------------------------       Vice President and Secretary; Director                              *
James F. Blackstock


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                               CBOCS DISTRIBUTION, INC.



                                               By: /s/
                                                   ---------------------------
                                               Name:  James F. Blackstock
                                               Title: Secretary






         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                 *
------------------------------------       President                                                           *
Donald M. Turner                           (principal executive officer)


                 *
------------------------------------       Treasurer                                                           *
Patrick Scruggs                            (principal financial and accounting officer)


                 *
------------------------------------       Director                                                            *
Doug Couvillion


------------------------------------       Director                                                     July __, 2002
Cy Taylor


                 *
------------------------------------       Director                                                            *
John W. Boles

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                         CBOCS PARTNER I, LLC



                                         By: /s/
                                             -----------------------------------
                                         Name:   Michael Zylstra
                                         Title:  Secretary






         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                *
------------------------------------       President                                                          *
Bruce A. Hallums                           (principal executive, financial and accounting officer)


CBOCS Distribution, Inc.                   Board of Governors
   By its directors:


                *
   ---------------------------------       Director of CBOCS Distribution, Inc., sole governor of             *
   Doug Couvillion                         CBOCS Partner I, LLC


   ---------------------------------       Director of CBOCS Distribution, Inc., sole governor of       July ___, 2002
   Cy Taylor                               CBOCS Partner I, LLC

                *
   ---------------------------------       Director of CBOCS Distribution, Inc., sole governor of             *
   John W. Boles                           CBOCS Partner I, LLC

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                              CBOCS PARTNER II, LLC


                                              By: /s/
                                                  ------------------------------
                                              Name:   LaShawn Williams
                                              Title:  President





         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----


                 *
------------------------------------       President                                                           *
LaShawn Williams                           (principal executive, financial and accounting officer)


CBOCS Distribution, Inc.                   Board of Governors
   By its directors:


                 *
   ---------------------------------       Director of CBOCS Distribution, Inc., sole governor of              *
   Doug Couvillion                         CBOCS Partner II, LLC


   ---------------------------------       Director of CBOCS Distribution, Inc., sole governor of       July ___, 2002
   Cy Taylor                               CBOCS Partner II, LLC


                 *
   ---------------------------------       Director of CBOCS Distribution, Inc., sole governor of              *
   John W. Boles                           CBOCS Partner II, LLC

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                CBOCS WEST, INC.



                                By: /s/
                                    --------------------------------------------
                                Name:   James F. Blackstock
                                Title:  Assistant Secretary






         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                 *
------------------------------------       President; Director                                                  *
Donald M. Turner                           (principal executive officer)


                 *
------------------------------------       Treasurer                                                            *
Patrick Scruggs                            (principal financial and accounting officer)


                 *
------------------------------------       Vice President; Director                                             *
Richard F. Klumpp


                 *
------------------------------------       Director                                                             *
David Gilbert

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                         CBOCS MICHIGAN, INC.



                                         By: /s/
                                             ----------------------------
                                         Name:   LaShawn Williams
                                         Title:  Secretary and Treasurer






         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                *
------------------------------------       President; Director                                                 *
Bruce A. Hallums                           (principal executive officer)


                *
------------------------------------       Secretary and Treasurer; Director                                   *
LaShawn Williams                           (principal financial and accounting officer)


                *
------------------------------------       Assistant Treasurer; Director                                       *
William R. Bechstein

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                         CBOCS SIERRA, INC.


                                         By: /s/
                                            ----------------------------
                                         Name:  Bruce A. Scoggins
                                         Title: President





         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----
                *
------------------------------------       President                                                           *
Bruce Scoggins                             (principal executive officer)

                *
------------------------------------       Secretary and Treasurer                                             *
Christopher J. Monigle                     (principal financial and accounting officer)

                *
------------------------------------       Director                                                            *
Michael Zylstra

                *
------------------------------------       Director                                                            *
David Gilbert

                *
------------------------------------       Vice President; Director                                            *
Richard F. Klumpp

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                         CB MUSIC LLC


                                         By: /s/
                                            -----------------------------------
                                         Name:   James F. Blackstock
                                         Title:  Chief Manager and President





         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                 *
------------------------------------        Chief Manager and President                                        *
James F. Blackstock                         (principal executive, financial and accounting officer)


Cracker Barrel Old Country Store, Inc.      Sole Member
   By its directors:

                 *
   ---------------------------------        Director of Cracker Barrel Old Country Store, Inc., sole           *
   Dan W. Evins                             member of CB Music LLC

                 *
   ---------------------------------        Director of Cracker Barrel Old Country Store, Inc., sole           *
   Michael A. Woodhouse                     member of CB Music LLC

                 *
   ---------------------------------        Director of Cracker Barrel Old Country Store, Inc., sole           *
   Donald M. Turner                         member of CB Music LLC

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 11, 2002.


                                     ROCKING CHAIR, INC.


                                     By: /s/
                                        ---------------------------------------
                                     Name:    Richard F. Klumpp
                                     Title:   President and Treasurer





         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                  DATE
                ---------                                             -----                                  ----

                 *
------------------------------------       President and Treasurer; Director                                  *
Richard F. Klumpp                          (principal executive, financial and accounting officer)

                 *
------------------------------------       Director                                                           *
Donald M. Turner

                 *
------------------------------------       Director                                                           *
Michael Zylstra

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                   GC MANAGEMENT COMPANY



                                   By: /s/
                                      -----------------------------------------
                                      Name:    James F. Blackstock
                                      Title:   Secretary






         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                  DATE
                ---------                                             -----                                  ----

                 *
------------------------------------       President                                                          *
Donald M. Turner                           (principal executive officer)

                 *
------------------------------------       Treasurer                                                          *
Patrick Scruggs                            (principal financial and accounting officer)

                 *
------------------------------------       Director                                                           *
Doug Couvillion


------------------------------------       Director                                                     July __, 2002
Cy Taylor

                 *
------------------------------------       Director                                                           *
John W. Boles

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                LOGAN'S ROADHOUSE, INC.



                                By: /s/
                                    ------------------------------------------
                                Name:   James F. Blackstock
                                Title:  Assistant Secretary







         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                 *
------------------------------------       President and Chief Operating Officer; Director                      *
Peter Kehayes                              (principal executive officer)

                 *
------------------------------------       Vice President Finance, Chief Financial Officer, Secretary           *
Mary Sample                                and Treasurer
                                           (principal financial and accounting officer)

                 *
------------------------------------       Director                                                             *
Dan W. Evins

                 *
------------------------------------       Director                                                             *
Michael A. Woodhouse

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                        LOGAN'S ROADHOUSE PROMOTIONS, INC.



                                        By: /s/
                                            -----------------------------------
                                        Name:    James F. Blackstock
                                        Title:   Assistant Secretary







         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                    *
------------------------------------       President; Director                                                 *
Peter Kehayes                              (principal executive officer)

                    *
------------------------------------       Secretary and Treasurer; Director                                   *
Mary Sample                                (principal financial and accounting officer)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                CBOCS TEXAS LIMITED PARTNERSHIP
                                By:  CBOCS Partner I, LLC, its general partner



                                By: /s/
                                    -------------------------------------------
                                Name:    Michael Zylstra
                                Title:   Secretary







         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                    *
------------------------------------       President of CBOCS Partner I, LLC, the general partner of            *
Bruce A. Hallums                           CBOCS Texas Limited Partnership
                                           (principal executive, financial and accounting officer)

CBOCS Partner I, LLC                       General Partner
   By the directors of CBOCS
   Distribution, Inc., its Board of
   Governors


                    *
------------------------------------       Director of CBOCS Distribution, Inc., the sole governor of           *
Doug Couvillion                            CBOCS Partner I, LLC, the general partner of CBOCS Texas
                                           Limited Partnership

------------------------------------       Director of CBOCS Distribution, Inc., the sole governor of     July __, 2002
Cy Taylor                                  CBOCS Partner I, LLC, the general partner of CBOCS Texas
                                           Limited Partnership

                    *
------------------------------------       Director of CBOCS Distribution, Inc., the sole governor of          *
John W. Boles                              CBOCS Partner I, LLC, the general partner of CBOCS Texas
                                           Limited Partnership

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                CBOCS GENERAL PARTNERSHIP

                                By:  CBOCS Michigan, Inc., its general partner



                                By: /s/
                                    ------------------------------------------
                                Name:     LaShawn Williams
                                Title:    Secretary and Treasurer


                                By:  CBOCS West, Inc., its general partner



                                By: /s/
                                    -------------------------------------------
                               Name:      James F. Blackstock
                               Title:     Assistant Secretary







         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                   *
------------------------------------       President and Director of CBOCS Michigan, Inc., a general           *
Bruce A. Hallums                           partner of CBOCS General Partnership
                                           (principal executive officer)

                   *
------------------------------------       President and Director of CBOCS West, Inc., a general               *
Donald M. Turner                           partner of CBOCS General Partnership
                                           (principal executive officer)

                   *
------------------------------------       Secretary and Treasurer and Director of CBOCS Michigan,             *
LaShawn Williams                           Inc., a general partner of CBOCS General Partnership
                                           (principal financial and accounting officer)

                   *
------------------------------------       Treasurer of CBOCS West, Inc., a general partner of CBOCS           *
Patrick Scruggs                            General Partnership
                                           (principal financial and accounting officer)

CBOCS Michigan, Inc.                       General Partner
    By its directors

                   *
------------------------------------       Director of CBOCS Michigan, Inc., a general partner of              *
William R. Bechstein                       CBOCS General Partnership


                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----
CBOCS West, Inc.
    By its directors

                    *
------------------------------------       Vice President and Director of CBOCS West, Inc., a general           *
Richard F. Klumpp                          partner of CBOCS General Partnership

                    *
------------------------------------       Director of CBOCS West, Inc., a general partner of CBOCS             *
David Gilbert                              General Partnership

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                   LRI OF WEST VIRGINIA LIMITED PARTNERSHIP
                   By:  Logan's Roadhouse Promotions, Inc. its general partner



                   By: /s/
                       -------------------------------------------
                   Name:      James F. Blackstock
                   Title:     Assistant Secretary







         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                   DATE
                ---------                                             -----                                   ----

                    *
------------------------------------       President and Director of Logan's Roadhouse Promotions,             *
Peter Kehayes                              Inc., the general partner of LRI of West Virginia Limited
                                           Partnership
                                           (principal executive officer)

                    *
------------------------------------       Secretary and Treasurer and Director of Logan's Roadhouse           *
Mary Sample                                Promotions, Inc., the general partner of LRI of West
                                           Virginia Limited Partnership
                                           (principal financial and accounting officer)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                         LOGAN'S ROADHOUSE, INC. OF W. VA.



                                         By: /s/
                                            -----------------------------------
                                         Name:    James F. Blackstock
                                         Title:   Assistant Secretary







         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.p



                SIGNATURE                                             TITLE                                  DATE
                ---------                                             -----                                  ----

                   *
------------------------------------       President; Director                                                 *
Peter Kehayes                              (principal executive officer)

                   *
------------------------------------       Vice President, Secretary and Treasurer                             *
Mary Sample                                (principal financial and accounting officer)

                   *
------------------------------------       Director                                                            *
Michael A. Woodhouse

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on July 3, 2002.


                                           LOGAN'S ROADHOUSE OF TEXAS, INC.



                                           By: /s/
                                              -------------------------------
                                           Name:    Robert A. Dennison, III
                                           Title:   Vice President and Secretary







         Pursuant to the requirements of the Securities Act of 1933, this amendement no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                  DATE
                ---------                                             -----                                  ----

                    *
------------------------------------       President and Treasurer; Director                                   *
William M. Brown                           (principal executive, financial and accounting officer)

                    *
------------------------------------       Vice President and Secretary; Director                              *
Robert Dennison III

                    *
------------------------------------       Director                                                            *
Ralph W. McCracken

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on July 11, 2002.


                                        LRI GIFT CARD MANAGEMENT CO.



                                        By: /s/
                                          -------------------------------------
                                        Name:    James F. Blackstock
                                        Title:   Assistant Secretary








         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                             TITLE                                  DATE
                ---------                                             -----                                  ----

                    *
------------------------------------       President; Director                                                 *
Peter Kehayes                              (principal executive officer)

                    *
------------------------------------       Chief Financial Officer, Treasurer and Secretary; Director          *
Mary Sample                                (principal financial and accounting officer)

                    *
------------------------------------       Director                                                            *
Lawrence E. White



*By: /s/                                                   Dated:  July 11, 2002
     -------------------------------
     James F. Blackstock
     Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT NO.         DESCRIPTION
----------          ----------

4.1                 Charter of CBRL Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's
                    Registration Statement on Form S-4, filed with the Commission on August 28, 1998 (File No.
                    333-62469).

4.2                 Bylaws of CBRL Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's
                    Registration Statement on Form S-4, filed with the Commission on August 28, 1998 (File No.
                    333-62469).

4.3                 Shareholder Rights Agreement dated September 7, 1999 (incorporated by reference to Exhibit 1 to the
                    Registrant's Form 8-A, filed with the Commission on September 21, 1999 (File No. 000-25225).

4.4                 Indenture, dated as of April 3, 2002, among the Registrant, the Guarantors (as defined therein) and
                    Wachovia Bank, National Association, as trustee, relating to the LYONs (incorporated by reference to
                    Exhibit 4.2 to the Registrant's Quarterly  Report on Form 10-Q for the quarter ended May 3, 2002, filed with the Commission on June 7, 2002 (File No. 000-25225).

4.5                 First Supplement to Indenture, dated as of June 19, 2002, by and among the Registrant, LRI Gift Card
                    Management Co. and Wachovia Bank, National Association, as trustee.*

4.6                 Form of Certificate for LYONs (included in the Indenture filed as Exhibit 4.4 hereof).

4.7                 Form of Guarantee of LYONs (included in the Indenture filed as Exhibit 4.4 hereof).

4.8                 Registration  Rights Agreement, dated as of April 3, 2002, by and among the Registrant, the
                    Guarantors (as defined therein), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form
                    10-Q for the quarter ended May 3, 2002, filed with the Commission on June 7, 2002 (File No.
                    000-25225).

5                   Opinion of Dinsmore & Shohl LLP as to the registered securities.*

8                   Opinion of Dinsmore & Shohl LLP as to certain tax matters.*

12                  Computation of Ratio of Earnings to Fixed Charges.*

15                  Awareness Letter of Deloitte & Touche LLP.

23.1                Consent of Dinsmore & Shohl LLP (included in Exhibits 5 and 8 hereof).

23.2                Consent of Deloitte & Touche LLP.

24                  Power of Attorney.*

25                  Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wachovia Bank,
                    National Association.*
------------
* Previously filed.